United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

the Securities Exchange Act of 1934

x Filed by the Registrant	o Filed by a Party other than the Registrant

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PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

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March 11, 2014

TO THE SHAREHOLDERS OF

PUBLIC STORAGE

Dear Public Storage Shareholder:

On behalf of the Board of Trustees of Public Storage, I am pleased to invite you to attend our 2014 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 1, 2014, at 11:00 a.m., Pacific Daylight Time, at the Westin Pasadena, located at 191 North Los Robles in Pasadena, California.

Details concerning admission to the meeting and the business to be conducted are described in the notice of annual meeting and proxy statement, which accompany this letter. The proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and the New York Stock Exchange that is designed to assist you in voting your shares.

This year, we are again offering shareholders the opportunity to receive proxy materials over the Internet.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or by telephone or, if you elect to receive printed proxy materials, you may vote by mail by following the instructions on the proxy card or the voting instruction card. Of course, even if you vote your shares ahead of time, you may still attend the meeting.

We appreciate your investment in Public Storage and look forward to seeing you at our 2014 Annual Meeting.

Sincerely,

Ronald L. Havner, Jr.

Chairman, Chief Executive Officer and President

PUBLIC STORAGE

701 Western Avenue

Glendale, California 91201-2349

NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS

The 2014 Annual Meeting of Shareholders of Public Storage, a Maryland real estate investment trust, will be held at the time and place and for the purposes indicated below.

Time and Date:	11:00 a.m., Pacific Daylight Time, on Thursday, May 1, 2014.

Place:	Westin Pasadena, 191 North Los Robles, Pasadena, California.

Items of Business:	1.	To elect eight trustees from the nominees named in the accompanying proxy statement to serve until the 2015 Annual Meeting;

	2.	To ratify the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

	3.	To approve amendments to our 2007 Equity and Performance-Based Incentive Compensation Plan;

	4.	To hold an advisory vote to approve executive compensation; and

	5.	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations of the Board:

The Board of Trustees recommends that you vote “For” each of the trustee nominees, “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014, “For” the amendments to our 2007 Equity and Performance-Based Incentive Compensation Plan, and “For” approval of the advisory vote on executive compensation. The full text of these proposals is set forth in the accompanying proxy statement.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 6, 2014 of Public Storage common shares of beneficial interest.

Voting:

Your vote is very important. To ensure your representation at the meeting, please vote your shares as soon as possible. You may vote your shares over the Internet or by telephone. If you received a paper copy of a proxy card or voting instruction card for the annual meeting, you may vote by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed postage-prepaid envelope provided. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting: This proxy statement and our 2013 Annual Report are available at the Investor Relations section of our website (www.publicstorage.com).

By Order of the Board of Trustees

Steven M. Glick, Secretary

March 11, 2014

2014 PROXY STATEMENT SUMMARY

This section summarizes information contained elsewhere in this proxy statement, but does not contain all of the information you should consider before casting your votes. Please review the entire document and our 2013 annual report to shareholders before voting on the proposals to be considered at our 2014 Annual Meeting.

2014 Annual Meeting at a Glance

Meeting Date	Time	Place
Thursday, May 1, 2014	11:00 a.m., Pacific Daylight Time	Westin Pasadena, 191 North Los Robles, Pasadena, California 91101

Matters for Consideration

Proposal	Board Recommendation	Required Vote
Election of Trustees (Page 1)	FOR	All our nominees are currently serving on the Board and each was previously elected by our shareholders. To be elected, trustees must receive a majority of the votes cast so that the number of shares voted “For” a trustee nominee is greater than 50% of the votes cast with respect to the election of such trustee. Any shares not voted (whether by abstention or otherwise) will not affect the vote.
Ratification of Appointment of Independent Registered Public Accounting Firm for 2014 (Page 12)	FOR	This proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. Any shares not voted (whether by abstention or otherwise) will not affect the vote.
Approval of Amendments to 2007 Equity and Performance-Based Incentive Compensation Plan (Page 28)	FOR	This proposal requires that the number of votes cast for the proposal exceeds the number of votes cast against the proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against, but broker non-votes will not affect the vote.
Advisory Vote on Executive Compensation (Page 35)	FOR	This proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. Any shares not voted (whether by abstention or otherwise) will not affect the vote.

Trustee Nominees

Name	Age	Principal Occupation	Trustee Since	Committees
Ronald L. Havner, Jr.	56	Chairman of the Board, President and Chief Executive Officer of Public Storage.	2002
Tamara Hughes Gustavson	52	Private investor and philanthropist. Our largest single shareholder and a member of the Hughes family, which collectively owns approximately 15.7% of our outstanding common shares.	2008
Uri P. Harkham	65	Chief Executive Officer of Harkham Family Enterprises, a real estate firm specializing in buying and rebuilding retail and mixed use real estate throughout Southern California.	1993	Compensation
B. Wayne Hughes, Jr.	54	Founder and an officer of American Commercial Equities, LLC and its affiliates, companies engaged in the acquisition and operation of commercial properties in California. One of our largest shareholders, brother of Tamara Hughes Gustavson and son of B. Wayne Hughes, former Chairman of the Board (who owns 1.3% of our	1998

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		outstanding common shares), and a member of the Hughes family which collectively owns approximately 15.7% of our outstanding common shares.
Avedick B. Poladian	62	Executive Vice President and Chief Operating Officer for Lowe Enterprises, Inc., a diversified national real estate company active in property investment, management and development.	2010	Nominating/ Corporate Governance (Chair) Audit (Chair)
Gary E. Pruitt	64	Lead Independent Trustee. Retired Chairman of Univar N.V., a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada and Europe.	2006	Audit Nominating/ Corporate Governance
Ronald P. Spogli	65	Co-founder of Freeman Spogli & Co., a private investment firm. Formerly United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.	2010	Compensation Nominating/ Corporate Governance
Daniel C. Staton	60	Chairman of Staton Capital, an investment and venture capital company. Chairman of Armour Residential REIT, Inc. (NYSE Amex: ARR). Chairman of Javelin Mortgage Investments, Inc. (NYSE: JMI).	1999	Compensation (Chair) Audit

2013 Financial Results and Achievements

The company, under the more than decade-long leadership of its chairman, chief executive officer and president, Mr. Havner, has continued to provide shareholders with consistently strong total returns. Despite continued uncertain economic conditions during 2013, the company’s management team continued to drive long-term growth results. Total shareholder return for the year supported the Compensation Committee’s belief that funds from operations (FFO) per common share, funds available for distribution (FAD) per common share and same store revenues are the key drivers of total shareholder return. Public Storage’s total shareholder return for 2013 was 7.39%, well ahead of the NAREIT Equity Index’s return of 2.86%, although trailing the S&P 500’s unusually strong performance.

Other 2013 company performance highlights:

•	Year-over-year U.S. same store revenues grew by 5.3%.

•	FFO per common share increased by 11.4%.

•	FAD per common share grew by 12.0%.

•	Year-over-year average occupancy growth was positive in each quarter of 2013.

•	We acquired 121 domestic properties adding 8 million net rentable square feet for approximately $1.2 billion, by far our most acquisitive year since we acquired Shurgard in 2006.

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•	We issued approximately $725 million in new preferred shares, lowering our average preferred share dividend rate by approximately four basis points to 5.83%.

Key Takeaways Regarding 2013 Executive Compensation

In 2013, the company continued to maintain an executive compensation program that emphasizes long-term growth for our shareholders. Key highlights of our executive compensation program in 2013 include:

•	Management far exceeded the incentive targets for payment of cash bonuses and the award of RSUs, which were based on key drivers of company growth in 2013. Targets for annual incentive bonus payments were tied to achieving at least 3.0% increases in year-over-year U.S. same store revenues, funds from operations (FFO) and funds available for distribution (FAD), and the target for awards of RSUs was achievement of at least 3.5% growth in U.S. same store revenues.

•	Management achieved a 5.3% year-over-year increase in same store revenues, an 11.4% increase in FFO per common share and a 12.0% increase in FAD per common share and, as a result, cash bonuses were paid to the company’s named executive officers at levels ranging from 100% to 300% of targeted levels.

•	The company’s achievement of 5.3% growth in year-over-year same store revenues resulted in the award of RSUs to our named executive officers of 200% of targeted levels. These RSUs vest in five equal annual installments beginning February 20, 2015.

•	Stock options to acquire 100,000 common shares were awarded in February 2014 to each of Messrs. Havner and Reyes.

•	2013 base salaries for all executive officers were held at 2008 levels.

•	The company continued to enjoy one of the lowest industry ratios of general and administrative expense, which includes our executive compensation expense, to total revenues.

Compensation decisions and actions relating to named executive officers are discussed in more detail in the Compensation Discussion and Analysis section beginning on page 14 of this proxy statement.

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PUBLIC STORAGE

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

May 1, 2014

11:00 a.m., Pacific Daylight Time

Westin Pasadena, 191 North Los Robles, Pasadena, CA 91101

Our proxy materials are first being distributed and made available on or about March 20, 2014 to holders of our common shares of beneficial interest on March 6, 2014, the record date for the 2014 Annual Meeting of Shareholders. We are providing these proxy materials to shareholders in connection with the solicitation by the Board of Trustees of Public Storage of proxies to be voted at our 2014 Annual Meeting and at any adjournment or postponement of the meeting. This proxy statement identifies the proposals on which you are being asked to vote at the 2014 Annual Meeting, provides information that you may find useful in determining how to vote on each proposal and describes voting procedures.

We use several abbreviations in this proxy statement. We refer to Public Storage as “Public Storage,” “we,” “us,” “our” or “the company,” unless the context indicates otherwise. We call our Board of Trustees the “Board.” We refer to our common shares of beneficial interest as our “common shares” or our “shares.”

PROPOSAL 1 -

ELECTION OF TRUSTEES

About the Trustee Nominees

Our Board of Trustees consists of eight trustees, five of whom are independent. Each nominee is presently a trustee of Public Storage and was previously elected by our shareholders. The Nominating/Corporate Governance Committee recommended and the Board of Trustees has nominated each of our incumbent trustees for re-election to the Public Storage Board for the one-year term beginning with our 2014 Annual Meeting, or until their successors, if any, are elected or appointed. We believe that each nominee for election as a trustee will be able to serve if elected. The names of our trustees and their ages, positions and biographies as of March 10, 2014 are set forth below.

Ronald L. Havner, Jr., age 56, is Chairman of the Board, President and Chief Executive Officer. He was elected Vice Chairman and Chief Executive Officer in 2002 and was elected Chairman of the Board in August 2011. He joined Public Storage in 1986. Mr. Havner has been Chairman of the Board of Public Storage’s affiliate, PS Business Parks, Inc. (“PSB”), since March 1998 and is a director of Business Machine Security, Inc. He is the 2014 Chairman of the Board of Governors of NAREIT.

Tamara Hughes Gustavson, age 52, joined the Public Storage Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Vice President—Administration. During the past five years, Ms. Gustavson has been engaged in charitable and community activities, and her business experience has included supervising her personal financial and business investments. Ms. Gustavson also serves on the Board of Directors of the USC-CHLA Institute for Pediatric Clinical Research. She is the sister of B. Wayne Hughes, Jr., also a Trustee, and the daughter of B. Wayne Hughes, former Chairman of the Board. The Hughes family together owns approximately 15.7% of the outstanding common shares of Public Storage.

Uri P. Harkham, age 65, a member of the Compensation Committee, became a member of the Board of Public Storage in March 1993. Since 1978, Mr. Harkham has been the Chief Executive Officer of Harkham Family Enterprises, a real estate firm specializing in buying and rebuilding retail and mixed use real estate throughout Southern California. Until his retirement in 2011, Mr. Harkham was also President and Chief Executive Officer of Harkham Industries, which specialized in the design, manufacture and marketing of women’s clothing under its four labels, Harkham, Hype, Jonathan Martin and Johnny Martin, since its organization in 1974.

B. Wayne Hughes, Jr., age 54, became a member of the Board of Public Storage in January 1998. He was employed by Public Storage from 1983 to 2002, serving as Vice President—Acquisitions of Public Storage from 1992 to 2002. Mr. Hughes, Jr. is the founder and an officer of American Commercial Equities, LLC and its affiliates, companies engaged in the acquisition and operation of commercial properties in California. He is the brother of Tamara Hughes Gustavson, also a Trustee, and the son of B. Wayne Hughes, former Chairman of the Board. The Hughes family together owns approximately 15.7% of the outstanding common shares of Public Storage.

Avedick B. Poladian, age 62, Chairman of the Nominating/Corporate Governance Committee and the Audit Committee, became a member of the Board of Public Storage in February 2010. Since 2007, Mr. Poladian has been Executive Vice President and Chief Operating Officer for Lowe Enterprises, Inc., a diversified national real estate company he joined in 2003 that is active in commercial, residential and hospitality property investment, management and development. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is also a director and member of the Audit Committee of Occidental Petroleum Corporation and Western Asset Funds (Western Asset Income Fund, Western Asset Premier Bond Fund and Western Asset Funds, Inc.). He is also a director of the YMCA of Metropolitan Los Angeles.

Gary E. Pruitt, age 64, is the Lead Independent Trustee of the Board, and a member of the Audit Committee and the Nominating/Corporate Governance Committee. He became a member of the Board of Public Storage in August 2006 in connection with the merger of Shurgard Storage Centers, Inc. with Public Storage. Mr. Pruitt was previously a director of Shurgard until the company was acquired by Public Storage. Mr. Pruitt retired as the Chairman of Univar N.V., a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada and Europe, on November 30, 2010. Mr. Pruitt joined Univar in 1978 and was appointed Chairman and Chief Executive Officer in 2002. Mr. Pruitt retired as CEO of Univar in October 2009. Mr. Pruitt is also a member of the Board of Directors of Public Storage’s affiliate, PSB, and Itron, Inc. (a global technology company) and Esterline Technologies Corp. (a specialized manufactory company), all NYSE-listed companies.

Ronald P. Spogli, age 65, a member of the Compensation Committee and the Nominating/Corporate Governance Committee, became a member of the Board of Public Storage in February 2010. Mr. Spogli co-founded Freeman Spogli & Co., a private investment firm, in 1983. He rejoined Freeman Spogli & Co. in June 2009 after having served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009. Mr. Spogli is a trustee of Stanford University and of the J. Paul Getty Trust and a member of the Investment Committee of the California Institute of Technology, a director of Grandpoint Capital Inc., a bank holding company, a member of the Board of Directors of SAVE, S.p.A., which operates the Venice Marco Polo Airport, and of White Bridge Investments, an Italian investment company.

Daniel C. Staton, age 60, Chairman of the Compensation Committee and a member of the Audit Committee, became a member of the Board of Public Storage in March 1999. He is Chairman of Staton Capital, an investment and venture capital company, and was from November 2004 until December 2013 the Chairman and Co-Chief Executive Officer of FriendFinder Networks Inc., a print and electronic media company. Mr. Staton is also Chairman of Armour Residential REIT, Inc. (NYSE: ARR) since November 2009. He was elected Chairman of Javelin Mortgage Investments, Inc. (NYSE: JMI) in October 2012.

Qualifications and Reasons We Believe the Nominees Should Continue to Serve on the Board

In evaluating potential candidates for service on the Board, our Nominating/Corporate Governance Committee and the Board have and exercise broad discretion to select trustee candidates who will best serve the Board and Public Storage in the current and anticipated business environment. The goal in the vetting and nomination process is to achieve an appropriate balance of knowledge, experience and capability on the Board.

Our trustee nominees have qualifications, skills and experience relevant to our business. Each trustee has experience, mainly at senior executive levels, in other organizations and a majority of the trustees hold or have held directorships at other U.S. public companies. In these positions, our trustees, four of whom, in addition to our CEO, have served as chief executive officers, have demonstrated leadership, intellectual and analytical skills and gained deep experience in management and corporate governance.

The following summarizes the reasons we believe our incumbent trustees should be elected to serve additional one-year terms on the Board:

—	Mr. Havner’s qualifications for the Public Storage Board include his extensive leadership experience and company and industry knowledge. As the only Board member who is also a member of the Public Storage management team, Mr. Havner provides management’s perspective in Board discussions about the operations and strategic direction of the company.

—	Ms. Hughes Gustavson is our largest single shareholder and a member of the Hughes family that collectively owns approximately 15.7% of the company’s outstanding common shares. Her qualifications for election to the Public Storage Board also include her previous managerial experience at Public Storage, as well as her ongoing investment and charitable board experience.

—	Mr. Harkham’s qualifications for election to the Public Storage Board include his extensive real estate experience and experience with consumer businesses. He also brings to the Board his leadership experience as the Chief Executive Officer of Harkham Industries and Harkham Family Enterprises, as well as his knowledge of international business operations.

—	Mr. Hughes, Jr.’s qualifications for election to the Public Storage Board include his extensive experience in the real estate industry, including previous management experience at Public Storage. He continues to play an active role in family real estate investment activities and brings that expertise to Board discussions.

—	Mr. Poladian’s qualifications for election to the Public Storage Board include his executive, operational and financial experience at Lowe Enterprises, his extensive knowledge of the real estate industry and previous accounting experience at Arthur Andersen. He also has experience as a director of other public companies.

—	Mr. Pruitt’s qualifications for election to the Public Storage Board include his leadership and financial experience as chairman and chief executive officer at Univar, as well as his experience on other boards, including his former service on the board of Shurgard Storage Centers, Inc., a self-storage real estate investment trust.

—	Mr. Spogli’s qualifications for election to the Public Storage Board include his broad-ranging board and executive responsibilities for a variety of companies engaged in consumer businesses in which the firm of Freeman Spogli & Co. has investments. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

—	Mr. Staton’s qualifications for election to the Public Storage Board include his extensive real estate industry experience. He also brings his leadership, operational and financial experience as Chairman of Armour Residential REIT and Javelin Mortgage Investments, Inc. to the Public Storage Board.

Your Board of Trustees recommends that you vote “FOR” the election to the Board of Trustees of each nominee named above.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Framework

Our Board has adopted the Public Storage Corporate Governance Guidelines and Trustee Code of Ethics (Corporate Governance Guidelines), which, together with our charter, bylaws and the charters of our standing committees of the Board, establish the framework for our corporate governance. These documents outline the general practices of the Board with respect to Board structure, function and conduct, and Board and committee organization. The Corporate Governance Guidelines are reviewed at least annually by the Nominating/Corporate Governance Committee, which makes recommendations for any changes to the Board.

We have also adopted Business Conduct Standards applicable to our officers and employees and a Code of Ethics for our senior financial officers, which has additional requirements. The Corporate Governance Guidelines, the Business Conduct Standards, the Code of Ethics for senior financial officers and the Board committee charters may be found on the Public Storage website at www.publicstorage.com/Corporateinformation/CorpGovernance.aspx . Any shareholder may request a copy by writing to the Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349. Any amendments or waivers to the code of ethics for trustees or executive officers will be disclosed on our website or other appropriate means in accordance with applicable requirements of the Securities Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

Board Leadership

Our Board recognizes that one of its key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of chairman and chief executive officer should be combined or separated. Rather, the Board believes that Public Storage shareholders are best served by the Board having flexibility to consider the relevant facts and circumstances when the chairman is elected so that the Board leadership structure best reflects the needs of the company at that time.

In August 2011, the Board elected Ronald L. Havner, Jr. as Chairman of the Board following the resignation of B. Wayne Hughes, the company’s co-founder and chief executive officer, as Chairman as a result of having reached the mandatory retirement age for Board members established in the company’s Corporate Governance Guidelines. The Board considered the decision as to whether to combine the roles of chairman and chief executive officer in the context of our company’s governance structure and based its decision to combine the roles in large part on the experience and qualifications of Mr. Havner. The Board also considered that the advantages of separating the roles of Chairman and CEO could be met in significant part by the appointment of a “Lead Independent Trustee” for the Board.

To preserve these advantages, in 2011 the Board established the position of Lead Independent Trustee to provide for an independent leadership role on the Board when the role of Chairman and Chief Executive Officer are combined. The role of the Lead Independent Trustee is described in our Corporate Governance Guidelines. Among other things, the Lead Independent Trustee presides at all executive sessions of the non-management trustees and the independent trustees.

Mr. Pruitt is serving as the Lead Independent Trustee for a three-year term, expiring in November 2014.

In addition, during 2013, B. Wayne Hughes continued to serve as Founder and Chairman Emeritus, which enabled the Board to continue to avail itself of his wisdom, judgment and experience. In that role, Mr. Hughes attended Board meetings and participated in discussions of matters that came before the Board, although he was not entitled to vote upon any such matters or otherwise have any duties or liabilities of a trustee under law. While Mr. Hughes did not receive compensation as a board member, he continued to provide services to the company and receive compensation pursuant to his 2004 post-retirement consulting agreement with the company. This agreement was extended by the Board and will now expire, unless further extended, on December 31, 2014.

Board Responsibilities and Oversight of Risk Management

The Board is responsible for overseeing our company-wide approach to major risks and our policies for assessing and managing these risks. In connection with its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee charters and as provided in the rules of the NYSE. The Audit Committee assists the Board’s oversight of the integrity of our financial statements and risks and exposures related to financial matters, tax, accounting, disclosure and internal controls over financial reporting. The Audit Committee is also responsible for considering the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee also considers our policies with respect to risk assessment and risk management. The Compensation Committee oversees the compensation of our chief executive officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term shareholder returns without undue risk taking. The Nominating/Corporate Governance Committee focuses on risks associated with trustee and management succession planning, corporate governance and overall Board effectiveness.

The Board committees also hear reports from the members of management, which help each committee to understand and discuss risk identification and risk management. The chairman of each of the Board’s standing committees reports on the discussion to the full Board at the next Board meeting. All trustees have access to members of management in the event a trustee wishes to follow up on items discussed outside the Board meeting.

Board Meetings and Attendance

The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. The non-management trustees generally meet in executive session without the presence of management following each regularly scheduled board meeting, with at least one meeting of only independent trustees held annually. The sessions are designed to encourage open Board discussion of any matter of interest without the chief executive officer or any other members of management present.

Each trustee attended at least 75% of the Board meetings held or, if a member of a committee of the Board, 75% of the meetings held by both the Board and all committees of the Board on which the trustee served. Although the company has no formal policy on trustee attendance at the annual meeting of shareholders, trustees are encouraged to attend the annual meeting of shareholders. Seven of the Board’s eight trustees attended the 2013 annual meeting of shareholders.

Board Orientation and Education

Each new trustee participates in an orientation program and receives material and briefings concerning our business, industry, management and corporate governance policies and practices. Continuing education is provided for all trustees through board materials and presentations, discussions with management and the opportunity to attend external board education programs. In addition, the company offers membership in the National Association of Corporate Directors to all Board members.

Trustee Independence

The Board evaluates the independence of each trustee annually based on information supplied by trustees and the company, and on the recommendations of the Nominating/Corporate Governance Committee. In making its determinations, the Board also considers the standards for independence set forth in the requirements of the rules of the NYSE. A trustee qualifies as independent unless the Board determines that the trustee has a material relationship with Public Storage, based on all relevant facts and circumstances, subject to the provisions of the NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Based on its review in February 2014, the Nominating/Corporate Governance Committee recommended to the Board and the Board determined that (1) other than Tamara Hughes Gustavson, B. Wayne Hughes, Jr. and Ronald L. Havner, Jr., each member of the Board (including each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee) is independent pursuant to the rules of the NYSE, (2) each member of the Audit Committee meets the additional independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and the SEC’s rules thereunder, and (3) each member of the Compensation Committee meets the NYSE’s heightened independence requirements for compensation committee members. In addition, each member of the Compensation Committee qualifies as a “non-employee” director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Committees of the Board of Trustees

Our Board has three standing committees: the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee. These standing committees are described below, and the committee members and number of meetings held in 2013 are identified in the following table:

Trustee (1)	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee
Uri P. Harkham			X
Avedick B. Poladian	X (Chairman)	X (Chairman)
Gary E. Pruitt	X	X
Ronald P. Spogli		X	X
Daniel C. Staton	X		X (Chairman)
Number of meetings in 2013	4	3	2

Each of the standing committees operates pursuant to a written charter, which can be viewed at our website at www.publicstorage.com/Corporateinformation/CorpGovernance.aspx and will be provided in print to any shareholder who requests a copy by writing to the Corporate Secretary.

Audit Committee

The primary functions of the Audit Committee, as set forth in its charter, are to assist the Board in fulfilling its responsibilities for oversight of:

(1) the integrity of the company’s financial statements;

(2) compliance with legal and regulatory requirements;

(3) the qualifications, independence and performance of the independent registered public accounting firm; and

(4) the scope and results of internal audits, the company’s internal controls over financial reporting and the performance of the company’s internal audit function.

Among other things, the Audit Committee appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; approves all other services and fees performed by the independent registered public accounting firm; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews its charter and performance.

The Board of Trustees has determined that each member of the Audit Committee meets the financial literacy and independence standards of the NYSE rules, and qualifies as an audit committee financial expert within the meaning of the rules of the SEC and the NYSE.

Compensation Committee

The primary functions of the Compensation Committee, as set forth in its charter, are to:

(1) determine, either as a committee or together with other independent trustees, the compensation of the company’s chief executive officer;

(2) determine the compensation of other executive officers;

(3) administer the company’s stock option and incentive plans;

(4) review with management its annual assessment of potential risks related to compensation policies and practices applicable to all employees; and

(5) oversee the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes.

The Compensation Committee also periodically reviews compensation of non-management trustees and makes recommendations to the full Board, which determines the amount of such compensation; reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement and recommends to the Board inclusion of the Compensation Discussion and Analysis in the company’s Annual Report on Form 10-K and proxy statement; provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the company’s annual proxy statement; produces the Compensation Committee Report for inclusion in the annual proxy statement; and annually reviews its charter and performance.

Compensation Committee Interlocks and Insider Participation. No executive officer of Public Storage served on the Compensation Committee or Board of Trustees of any other entity which has an executive officer who also served on the Compensation Committee or Board of Trustees of Public Storage at any time during 2013, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Oversight of Compensation Risks. With respect to consideration of risks related to compensation, the Compensation Committee annually considers a report from management concerning its review of potential risks related to compensation policies and practices applicable to all employees. Most recently, in February 2014, the Committee considered management’s annual report and also considered and discussed with management, management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

In connection with preparing the report for the Compensation Committee’s consideration, members of our senior management team, including our chief executive officer and senior vice president for human resources, reviewed the target metrics for all our employee incentive compensation plans. At the completion of the review, management and the Committee concluded that the incentive compensation plans did not create undue risks for the company. As a result, we believe there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards. Our review concluded that employees who are eligible for incentive compensation are properly incentivized to achieve long-term company goals without creating undue risks for the company.

Nominating/Corporate Governance Committee

The primary functions of the Nominating/Corporate Governance Committee, as set forth in its charter, are to:

(1) identify, evaluate and make recommendations to the Board for trustee nominees for each annual shareholder meeting or to fill any vacancy on the Board;

(2) develop and review and assess the adequacy of the Board’s Guidelines on Corporate Governance on an ongoing basis and recommend any changes to those guidelines to the Board; and

(3) oversee the annual Board assessment of Board performance.

Other duties and responsibilities of the Nominating/Corporate Governance Committee include periodically reviewing the structure, size, composition and operation of the Board and each Board committee; recommending assignments of trustees to Board committees; conducting a preliminary review of trustee independence; periodically evaluating trustee compensation and recommending any changes in trustee compensation to the Board; overseeing trustee orientation; periodically evaluating risks associated with trustee and management succession planning, corporate governance and overall Board effectiveness; and annually evaluating its charter and performance.

Trustee Qualifications. The Nominating/Corporate Governance Committee of the Board is responsible under the company’s Corporate Governance Guidelines for reviewing with the Board the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes trustees’ qualifications as independent, as well as consideration of skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision and experience, all in the context of an assessment of the perceived needs of the Board at that time. The Board has delegated to the Nominating/Corporate Governance Committee responsibility for recommending to the Board new trustees for election. Although the Nominating/Corporate Governance Committee does not have and does not believe there is a need for a formal policy concerning diversity, it seeks to ensure that a diversity of different experience and viewpoints are represented on the Board and is also guided by the principles set forth in the Committee’s charter.

There are no other policies or guidelines that limit the selection of trustee candidates by the Nominating/Corporate Governance Committee, and the Committee and the Board have and exercise broad discretion to select trustee candidates who will best serve the Board and Public Storage in the current and anticipated business environment.

Communications with the Board

The company provides a process by which shareholders and interested parties may communicate with the Board. Communications to the Board should be addressed to: Steven M. Glick, Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349. Communications that are intended for a specified individual Board member or group of Board members should be addressed c/o Corporate Secretary at the above address and will be forwarded to the Board member(s).

Compensation of Trustees

General Compensation Arrangements. Compensation for non-management trustees who are not officers or employees of Public Storage or an affiliate (currently, all trustees other than Ronald L. Havner, Jr.) is set by the Board after consideration of the recommendations of the Compensation Committee. The Board has approved the mix of cash and equity compensation described below.

Retainers. Retainers are paid in cash quarterly and are pro-rated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year. During 2013, non-management trustees were entitled to receive the following annual retainers for Board service:

Annual Retainer
Board member	$40,000
Lead Independent Trustee supplemental retainer	$20,000
Audit Committee chair’s supplemental retainer	$10,000
Other standing committee chairs’ supplemental retainer	$5,000
Committee member	$7,500

Equity Awards.  Each new non-management trustee is, upon the date of his or her initial election by the Board or the shareholders to serve as a trustee, granted a non-qualified stock option to purchase 15,000 common shares, which vests in three equal annual installments based on continued service.

Annually, each trustee, other than Ronald L. Havner, Jr., receives a non-qualified stock option to acquire 5,000 common shares, which vests in three equal annual installments based on continued service. The annual grants are made immediately following the annual meeting of shareholders at the closing price for the company’s common shares on the NYSE on such date.

Changes in Trustee Compensation.  The Compensation Committee is evaluating the company’s trustee compensation policies, which have been in effect without change since 2007. Trustee compensation is likely to increase in 2014 as the company wants to ensure that it can attract and retain the best possible trustees.

Consulting Arrangement. Pursuant to a consulting arrangement approved by the Compensation Committee and by the disinterested trustees in March 2004, B. Wayne Hughes, currently Founder and Chairman Emeritus and formerly Chairman of the Board and Chief Executive Officer, (1) agreed to be available for up to 50 partial days a year for consulting services, (2) receives compensation of $60,000 per year and the use of a company car and (3) is provided with the services of an executive assistant at the company’s headquarters. This consulting arrangement was extended through December 31, 2014.

Trustee Compensation in Fiscal 2013

The following table presents the compensation provided by the company to our non-management trustees for the fiscal year ended December 31, 2013:

Name (a)	Fees Earned or Paid in Cash ($)	Option Awards ($) (b)(c)	Total ($)
Tamara Hughes Gustavson	$40,000	$121,400	$161,400
Uri P. Harkham	$47,500	$121,400	$168,900
Ronald L. Havner, Jr. (a)	NA	NA	NA
B. Wayne Hughes, Jr.	$40,000	$121,400	$161,400
Avedick B. Poladian	$65,000	$121,400	$186,400
Gary E. Pruitt	$80,000	$121,400	$201,400
Ronald P. Spogli	$55,000	$121,400	$176,400
Daniel C. Staton	$60,000	$121,400	$181,400

(a)	Ronald L. Havner, Jr., our Chairman, Chief Executive Officer and President, does not receive any compensation for his service as a trustee. Mr. Havner’s compensation as Chairman, Chief Executive Officer and President of Public Storage is described beginning on page 14.
(b)	Reflects the fair value of the grant on May 9, 2013 of a stock option to acquire 5,000 common shares. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 10 to the company’s audited financial statements for the fiscal year ended December 31, 2013 included in the company’s Annual Report on Form 10-K.
(c)	As of December 31, 2013, each non-management trustee on such date had the following number of options outstanding: Tamara Hughes Gustavson: 40,000, of which 29,999 are fully vested and exercisable; Uri P. Harkham: 27,500, of which 17,499 are fully vested and exercisable; B. Wayne Hughes, Jr.: 37,500, of which 27,499 are fully vested and exercisable; Avedick B. Poladian: 35,000, of which 24,999 are fully vested and exercisable; Gary E. Pruitt: 35,000, of which 24,999 are fully vested and exercisable; Ronald P. Spogli: 35,000, of which 24,999 are fully vested and exercisable; and Daniel C. Staton: 11,667, of which 1,666 are fully vested and exercisable.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of the outstanding common shares:

Share Ownership of 5% or Greater Beneficial Owners

	Common Shares Beneficially Owned

Name and Address	Number of Shares	Percent of Class
B. Wayne Hughes (1)	2,236,814	1.3%
B. Wayne Hughes, Jr. (1)	6,170,865	3.6%
Tamara Hughes Gustavson (1)	18,561,220	10.8%
B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (1)	11,348	—

Total	26,657,471	15.7%

Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355 (2)	9,897,214	5.8%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022 (3)	11,763,089	6.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (4)	17,527,255	10.2%

(1)	This information is as of March 1, 2014. B. Wayne Hughes, B. Wayne Hughes, Jr. and Tamara Hughes Gustavson have filed a joint Schedule 13D, as amended most recently on December 16, 2009, to report their collective ownership of common shares and may constitute a “group” within the meaning of section 13(d) (3) of the Exchange Act, although each of these persons disclaims beneficial ownership of the shares owned by the others. The address for the Hughes family is 701 Western Avenue, Glendale, California 91201-2349. The number of shares owned also reflects transactions reported on Form 4s since the most recent Schedule 13D amendment was filed.
(2)	This information is as of December 31, 2013 and is based on a Schedule 13G/A filed on February 4, 2014 by Vanguard Specialized Funds to report that it has sole voting power with respect to 9,897,214 common shares. These shares are also included in the number of shares beneficially owned by The Vanguard Group, which files as an investment advisor.
(3)	This information is as of December 31, 2013 and is based on a Schedule 13G/A filed on January 30, 2014 by BlackRock, Inc. to report that it (including affiliates) has sole voting with respect to 10,452,252 common shares and sole dispositive power with respect to 11,763,089 common shares.
(4)	This information is as of December 31, 2013 and is based on a Schedule 13G/A filed on February 12, 2014 by The Vanguard Group to report that it (including affiliates) has sole voting power with respect to 416,628 common shares, shared voting power with respect to 94,126 common shares, sole dispositive power with respect to 17,176,922 common shares and shared dispositive power with respect to 350,333 common shares.

The following table sets forth information as of March 1, 2014 concerning the beneficial ownership of common shares by each of our trustees, the chief executive officer, the chief financial officer and the other three most highly compensated persons who were executive officers of the company on December 31, 2013 and all trustees and named executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and named executive officer has sole voting and investment power over his or her shares.

Share Ownership of Trustees and Management

Name	Common Shares Beneficially Owned(1)		Percent of Class (1)
Ronald L. Havner, Jr.	433,090	(2)	*
Tamara Hughes Gustavson	18,591,219	(3)	10.8%
Uri P. Harkham	43,623		*
B. Wayne Hughes, Jr.	6,198,184	(4)	3.6%
Avedick B. Poladian	24,999		*
Gary E. Pruitt	26,349		*
Ronald P. Spogli	24,999		*
Daniel C. Staton	35,351		*
John Reyes	604,396		.*
David F. Doll	118,360		*
Candace N. Krol	75,167		*
Shawn L. Weidmann	25,518		*
All trustees and executive officers as a group	26,201,255	(2)(3)(4)(5)	15.2%
(12 persons)

*	Less than 1%

(1)	Represents common shares beneficially owned as of March 1, 2014 and includes RSUs which vest, and options to purchase common shares exercisable, within 60 days of March 1, 2014 as follows: RSUs— D. Doll, 1,375; C. Krol, 938; J. Reyes, 3,250; stock options—R. Havner, 369,000 shares; T. Gustavson, 29,999 shares; U. Harkham, 17,499 shares; B. Hughes, Jr., 27,499 shares; A. Poladian, 24,999 shares; G. Pruitt, 24,999 shares; R. Spogli, 24,999 shares; D. Staton, 1,666 shares; D. Doll, 102,500 shares; C. Krol, 57,482 shares; J. Reyes, 542,500 shares; S. Weidmann, 24,100 shares.
(2)	Mr. Havner’s holdings, other than shares in 401(k) accounts or IRAs, are held in a margin brokerage account.
(3)	Includes 1,787,080 common shares held of record or beneficially by Ms. Gustavson’s spouse and 5,500 shares held by Ms. Gustavson and her spouse. Includes 11,348 shares held jointly by Ms. Gustavson and Mr. Hughes, Jr. as to which they share investment power.
(4)	Includes 118,475 common shares held of record or beneficially by Mr. Hughes, Jr.’s spouse or their children as to which she has investment power, 8,005 shares held jointly by Mr. Hughes, Jr. and his spouse as to which they share investment power and includes 11,348 shares held jointly by Mr. Hughes, Jr. and Ms. Hughes Gustavson as to which they share investment power. Also includes 760,000 shares (approximately 12% of his shares) held by B. Wayne Hughes, Jr. that have been pledged to an institutional lender as security and one million shares (approximately 16% of his shares) pledged to secure an intra-family loan.
(5)	Includes common shares held of record or beneficially by members of the immediate family of executive officers of the company and shares represented by units credited to the accounts of the executive officers of Public Storage that are held in the Public Storage 401(k)/Profit Sharing Plan.

Policy Regarding Pledging of Shares

The company’s insider trading policy discourages (but does not prohibit) the pledging of common shares by insiders. Over the last 12 months, both the Audit Committee and the Board considered, in particular, the pledges of common shares by Mr. Hughes, Jr. in the light of the company’s insider trading policy and the position of Institutional Shareholder Services (ISS), which believes that pledges of common shares by insiders may adversely affect shareholders if the insiders are forced to sell their shares.

Following discussion, both the Audit Committee and the Board concluded that existing pledge arrangements do not present a significant risk of lender foreclosure or an unexpected sale of large volumes of company stock in the open market. The Board specifically considered that Mr. Hughes, Jr., an individual with an extremely high net worth, has long-standing arrangements pursuant to which a portion of his shares in the company are pledged in support of intra-family loans established in connection with their family’s estate planning and other business affairs. The Board considered that these arrangements are unlikely to result in ownership changes and that Mr. Hughes, Jr. owns a greater number of shares in Public Storage that are not pledged. The Board further noted that the pledges by Mr. Hughes, Jr. long predated the ISS’s anti-pledging policy, that the number of shares pledged by Hughes family trustees has decreased substantially over the past several years (including by over 75% in the last 12 months) and that the pledges are not part of a hedging strategy. The Board also recognized that the ability of Mr. Hughes, Jr. to maintain his existing pledging arrangement permits him to pursue his outside business interests without the need to sell company shares to raise additional capital.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our trustees and executive officers, and persons who own more than 10% of any registered class of our equity securities, to file with the SEC initial reports of beneficial ownership of Public Storage’s equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and trustees with these matters and file these reports on their behalf.

Based solely on a review of reports we filed on behalf of our trustees and executive officers, and written representations from these individuals that no other reports were required, we believe that during 2013 all reports on behalf of these trustees and executive officers were filed on a timely basis under Section 16(a), except that the company inadvertently filed a Form 4 two days late for each executive officer with respect to RSUs granted on February 20, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Approval Policies and Procedures

With respect to transactions involving our trustees, the Trustees’ Code of Ethics portion of our Corporate Governance Guidelines provides for review by the Board of related party transactions that might present possible conflicts of interest. The Nominating/Corporate Governance Committee of the Board reviews related party transactions involving Board members pursuant to the Trustees’ Code of Ethics. Before undertaking a related party transaction, trustees are requested to submit information to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee considers the matters submitted to it and makes a recommendation to the Board with respect to any action to be taken. The trustee with an actual, potential or apparent conflict of interest does not participate in the decision-making process related to the transaction.

Our executive officers who are not also trustees are subject to our company-wide Business Conduct Standards (BCS). Under the BCS, executive officers are required to discuss and seek pre-approval of the chief executive officer of any potential conflicts of interest, which includes, among other interests, financial relationships or associations where an executive’s personal interest may conflict with ours. In reviewing a conflict of interest, the chief executive officer may consult with the chief legal officer. In addition, the Audit Committee reviews on an ongoing basis related party transactions involving our executive officers and trustees and our affiliate, PS Business Parks, that may require Board pre-approval under applicable law or may be required to be disclosed in our financial statements or proxy statement.

Relationships and Transactions with the Hughes Family

B. Wayne Hughes, former Chairman of the Board, and his family (the “Hughes Family”) have ownership interests in, and operate, approximately 54 self-storage facilities in Canada under the name “Public Storage” (“PS Canada”) pursuant to a non-exclusive, royalty-free trademark license trademark agreement with Public Storage. We currently do not own any interests in these facilities nor do we own any facilities in Canada. The Hughes Family owns approximately 15.7% of our common shares outstanding at March 1, 2014. We have a right of first refusal to acquire the stock or assets of the corporation that manages the 54 self-storage facilities in Canada, if the Hughes Family or the corporation agrees to sell them.

Public Storage reinsures risks relating to loss of goods stored by tenants in the self-storage facilities in Canada. During 2013, we received approximately $0.5 million in reinsurance premiums attributable to the Canadian facilities. Since our right to provide tenant reinsurance to the Canadian facilities may be qualified, there is no assurance that these premiums will continue.

Until November 2013, PS Canada held an approximately 2.2% interest in STOR-Re Mutual Insurance Company, Inc. (“STOR-Re”), a consolidated entity that provides liability and casualty insurance for PS Canada, PSB, the company and certain affiliates of the company for occurrences prior to April 1, 2004. In November 2013, Public Storage acquired PS Canada’s interest in STOR-Re at an estimated market value of approximately $0.6 million in cash.

The Hughes Family also owns shares of common stock in PSB.

Management Agreement with PSB

PSB manages certain of the commercial facilities that we own pursuant to management agreements for a management fee equal to 5% of revenues. Public Storage paid a total of $0.6 million in management fees with respect to PSB’s property management services in 2013. At December 31, 2013, we had recorded amounts owed to PSB of $0.2 million for management fees and certain other operating expenses related to the managed facilities, paid by PSB on our behalf. These amounts are the result of a time lag between PSB’s paying such expenditures and being reimbursed by us.

PSB owns certain commercial facilities that include self-storage space. We are managing this self-storage space for PSB for a management fee equal to 6% of revenues generated by the self-storage space. We recorded management fees with respect to these facilities of approximately $0.1 million for the year ended December 31, 2013.

Cost Sharing Arrangements with PSB and Other Transactions

Pursuant to a cost-sharing and administrative services agreement, PSB reimburses Public Storage for certain administrative services. PSB’s share of these costs totaled approximately $0.4 million for the year ended December 31, 2013.

STOR-Re and third party insurance carriers have provided Public Storage, PS Canada, PSB and other affiliates of Public Storage with liability and casualty insurance coverage for occurrences prior to April 1, 2004. In November 2013, PSB’s 4.0% interest in STOR-Re was acquired by Public Storage at an estimated market value of approximately $1.1 million in cash. PS Canada and PSB obtained their own liability and casualty insurance covering occurrences on or after April 1, 2004.

On October 1, 2013, we borrowed $100.0 million from PSB under a term loan which was repaid in full on October 18, 2013. The loan bore interest at 1.388%.

Common Board Members with PSB

Ronald L. Havner, Jr., Chairman, Chief Executive Officer and President of Public Storage, is also Chairman of the Board of PSB. Gary E. Pruitt, a trustee of Public Storage, is a member of the Board of PSB.

PROPOSAL 2 -

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Trustees has appointed Ernst & Young LLP as the independent registered public accounting firm for Public Storage for the fiscal year ending December 31, 2014. The Audit Committee also recommended that the Board submit the appointment of Ernst & Young LLP to the company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes cast at the meeting. For these purposes, an abstention or broker non-vote will not be treated as a vote cast. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the independent registered public accounting firm for Public Storage, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

Representatives of Ernst & Young LLP, the independent registered public accounting firm for Public Storage since its organization in 1980, will be in attendance at the 2014 Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate shareholder inquiries.

Fees Billed to the Company by Ernst & Young LLP for 2013 and 2012

The following table shows the fees billed or expected to be billed to Public Storage by Ernst & Young LLP for audit and other services provided for fiscal 2013 and 2012:

	2013	2012
Audit Fees (a)	$1,017,000	$916,000
Audit-Related Fees (b)	$39,000	$39,000
Tax Fees (c)	$391,000	$682,000

Total	$1,447,000	$1,637,000

(a)	Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q and services in connection with the company’s registration statements and securities offerings.
(b)	Audit-related fees represent professional services for auditing the Public Storage 401(k)/Profit Sharing Plan financial statements.
(c)	During 2013 and 2012, tax fees included $148,000 and $208,000, respectively, for preparation of federal and state income tax returns for Public Storage and its consolidated entities and $243,000 and $474,000, respectively, for various tax consulting matters.

  In 2013, our Audit Committee pre-approved all services performed for us by Ernst & Young LLP.

Audit Committee Report

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In connection with its oversight responsibilities related to the company’s consolidated financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and Ernst & Young LLP, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The Audit Committee also discussed with the company’s independent registered public accounting firm the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

The company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the company and its affiliates is compatible with the firm’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the company’s internal control over financial reporting. These assessments and reports are as of December 31, 2013. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young’s attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on
Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the company’s independent registered public accountants for the fiscal year ending December 31, 2014 and recommended that the Board submit this appointment to the company’s shareholders for ratification at the 2014 Annual Meeting.

THE AUDIT COMMITTEE

Avedick B. Poladian (Chairman)
Gary E. Pruitt
Daniel C. Staton

Your Board of Trustees recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation for our principal executive officer, principal financial officer and the three next most highly compensated persons who were executive officers of the company on December 31, 2013 (the “named executive officers”). The Compensation Discussion and Analysis explains the objectives of our executive compensation program, outlines the elements of executive officer compensation and describes the factors that were considered in determining the amounts of compensation awarded to our executive officers in 2013.

Executive Summary

The goal of our executive compensation program is to hire, retain and motivate our chief executive officer and his senior management team to create long-term shareholder value. To achieve this goal, the Compensation Committee ties a substantial portion of each executive officer’s compensation to the achievement of corporate performance goals that the Board believes increase total shareholder return over the long term. These typically include achievement of targeted growth in the company’s same store revenues, FFO per common share and FAD per common share. The Compensation Committee selects these targets because of the importance management and investors place on growth in these metrics

The Compensation Committee’s incentive compensation programs for 2013 were designed to focus management on growing our business. After discussing the appropriate incentives with the Board and considering the recommendations of Mr. Havner, in February 2013, the Compensation Committee met and agreed that the threshold for payment of any senior executive officer bonuses would be the achievement of at least a 3% year-over-year increase in the company’s same store revenues, FFO per common share and FAD per common share. Similarly, the Compensation Committee set the minimum performance level for awards of RSUs at the achievement of at least 3.5% growth in same store revenues. For purposes of these targets, FFO is generally defined as net income before depreciation expense, gains and losses on real estate assets, foreign currency gains and losses, allocations of income to or from common shareholders as a result of redemptions, impairment charges on real estate assets, acquisition due diligence costs, changes in accounting estimates, gains and losses on early redemption of debt and our equity share of PSB’s lease termination fees received from tenants. FAD represents FFO adding back non-cash share-based compensation expense, less capital expenditures to maintain our facilities.

In early 2014, the Compensation Committee considered that senior management far exceeded these goals with increases in same store revenues of 5.3%, in FFO per common share of 11.4% and in FAD per common share of 12.0%.

•	In recognition of Mr. Havner’s success in achieving the corporate goals and driving shareholder value during 2013, and in accordance with the terms of the compensation program for Mr. Havner approved by the Compensation Committee in 2012, the Compensation Committee approved a cash bonus of $2,000,000, an award of 50,000 RSUs and an option to acquire 100,000 of the company’s common shares.

•	In recognition of Mr. Reyes’s contributions to the company’s strong financial condition and results, in February 2014 the Compensation Committee awarded to Mr. Reyes an option to acquire 100,000 of the company’s common shares.

•

As a result of the company’s achievement of the performance targets, bonuses for the named executive officers (listed in the Summary Compensation Table) reporting to Mr. Havner were paid at between 100% and 300% of the target amount, based on the Compensation Committee’s consideration of the recommendations of Mr. Havner, which were based on his subjective evaluation of whether individual and business unit performance achieved his expectations.

•	The performance-based RSU awards were granted to eligible named executive officers reporting to Mr. Havner as a result of the company’s achievement of the performance targets that qualified for awards at 200% of the target award level, and vest in five equal annual installments beginning one year from the date of the award.

•	All named executive officer base salaries, including Mr. Havner’s, continued to be frozen at 2008 levels.

The following charts depict for each of our named executive officers the split between base pay (salary), stock options, non- equity (cash) and equity incentive compensation, and other compensation as a percentage of total compensation in 2013.

Compensation Type	Amount
Salary	$1,000,000
Non-Equity Incentive Plan Compensation	$2,000,000
Stock Awards	$3,814,000
Stock Options	$2,375,000
All Other Compensation	$10,200
Total	$9,199,200

Compensation Type	Amount
Salary	$600,000
Non-Equity Incentive Plan Compensation	$1,800,000
Stock Awards	$4,576,800
Stock Options	$2,375,000
All Other Compensation	$10,200
Total	$9,362,000

Compensation Type	Amount
Salary	$500,000
Non-Equity Incentive Plan Compensation	$500,000
Stock Awards	$686,520
All Other Compensation	$-
Total	$1,686,520

Compensation Type	Amount
Salary	$350,000
Non-Equity Incentive Plan Compensation	$700,000
Stock Awards	$1,373,040
All Other Compensation	$10,200
Total	$2,433,240

Compensation Type	Amount
Salary	$275,000
Non-Equity Incentive Plan Compensation	$275,000
Stock Awards	$686,520
All Other Compensation	$10,200
Total	$1,246,720

1.	The purple-shaded slices reflect performance-based compensation.
2.	The orange-shaded slices reflect non-performance-based compensation.
3.	All compensation is based on the Summary Compensation Table on p. 23.
4.	For executive officers other than Mr. Havner, amounts reported in “Stock Awards” in the above charts include performance-based RSU awards granted as a result of the company’s achievement of applicable same-store revenue growth performance targets in 2013. For Mr. Havner, the amount reported in “Stock Awards” reflects RSU awards received in respect of the company’s performance in 2013, pursuant to his separate compensation program approved by the Compensation Committee in 2012.

Executive Compensation and Corporate Governance. Our executive compensation program is designed to align executive performance with the long-term interests of shareholders, and is regularly reviewed to ensure that our compensation policies and practices continue to support the needs of our business, create value for shareholders and reflect sound governance practices. Below is a summary of our key governance practices as they relate to executive compensation:

We Do:
Align pay with performance by putting a substantial portion of named executive officer compensation “at risk.” Approximately 69% of 2013 named executive officer compensation was tied to the achievement of performance goals that are key drivers to the success of our business.
Promote retention and increase long-term shareholder value. Equity award grants to named executive officers typically vest over a time period of at least three and as many as eight years from the grant date.
Mitigate undue risk in our executive compensation program. Financial targets for bonuses typically are based on multiple metrics, to avoid inordinate focus on any particular metric. In addition, the Board and management do not establish any earnings targets for cash bonus awards, and management does not give earnings guidance to analysts. Also, bonus payments are capped at a maximum payout level.

We Do Not:
Provide employment agreements with severance benefits. None of the named executive officers has any type of employment agreement with the company that provides for future payments upon termination of employment and we do not maintain a formal severance or retirement program for payments on termination of employment.
Maintain supplemental retirement plans. The company does not provide any nonqualified deferred compensation or supplemental retirement benefits to our executives.
Reimburse named executive officers for taxes or provide special change in control benefits. The company does not provide “gross-ups” or other reimbursements of golden parachute or other taxes nor does it provide change in control benefits to its executive officers that are not available to other employees generally.
Offer excessive executive perquisites. Except for perquisites that are available to employees generally such as contributions to the company’s 401(k)/profit sharing plan, the company does not offer material perquisites to our named executive officers.

Elements of Our Executive Compensation Program

In general, our compensation program for executive officers consists of (1) payment of a base salary, (2) short-term incentive opportunities in the form of bonuses that are generally paid in cash, and (3) long-term incentive opportunities in the form of equity awards, which typically may include stock options and/or RSU awards, each of which generally vests upon continued service. Mr. Havner’s bonus under his compensation plan is paid in a combination of cash and RSUs, as discussed above, and the Compensation Committee has the discretion to pay other executive officer bonuses in RSUs or a combination of cash and RSUs.

Base Salaries. Base salaries provide a base level of fixed monthly income for our named executive officers. We believe that providing a fixed level of guaranteed cash compensation is important to allow us to attract and retain executives. We establish base salaries at a level so that a significant portion of the total cash compensation such executives can earn is performance-based (through annual and special incentive compensation).

Base salaries are set based on factors, as applicable and as discussed below, that include whether levels are competitive with comparable REITs and/or competitive conditions in the local market, an individual’s performance and responsibilities and the business judgment of the members of the Compensation Committee. The factors considered also include input from Board members with respect to Mr. Havner’s base salary, and the recommendations of Mr. Havner for the other named executive officers. In general, the Compensation Committee reviews base salaries annually for the named executive officers.

Annual Incentives. We historically have paid annual cash bonuses to reward our executive officers, including each of the named executive officers, for the achievement of financial and operational goals and individual performance objectives to enable Public Storage to meet long- and short-term goals. Mr. Havner now typically receives a combination of cash and RSUs for his bonus.

The Compensation Committee selects key financial metrics based on their importance to our senior executive team and investors. The Compensation Committee typically sets a target and maximum for bonus payments for each individual executive officer to comply with Section 162(m) of the Code. If the performance targets are met, the Compensation Committee must approve a bonus award, but has the discretion to reduce the bonus below the maximum target bonus amount set for purposes of Section 162(m) of the Code. The actual bonus amounts are subject to the discretion of the Compensation Committee based on the collective business judgment of its members. The Compensation Committee has the discretion to award bonuses even if the performance targets are not met.

We also may reward the accomplishment of significant transactions with special bonuses that may be paid to designated executive officers upon successful completion of the transaction. These bonuses, like the amount of annual bonuses paid, are subject to the discretion of the Compensation Committee.

Consistent with its pay for performance philosophy, in early 2013, the Compensation Committee set the performance goals for payment of 2013 annual incentive compensation for the chief executive officer and his team as the achievement of at least a 3% year-over-year increase in each of 2013 same store revenues, FFO per common share and FAD per common share.

The Committee also agreed that the performance numbers would be adjusted for extraordinary items, primarily foreign exchange gains and losses and the application of EITF D-42 to the redemption of securities. The Compensation Committee did not assign any specific numerical targets or weights to the three performance goals other than achieving gains during 2013 of at least 3% year-over-year for each goal. The Compensation Committee considered that the goals might be challenging in view of continued economic uncertainty in the United States, but concluded that the goals were achievable.

The Compensation Committee also did not establish targets for the amount of increase required in any of the three performance metrics as a condition to earning a particular level of bonus. Target bonuses for 2013 performance were set at 100% of base salary, and maximum bonuses were set at ten times base salary to comply with Section 162(m) of the Code. Upon achievement of the target in each of the three metrics, the Compensation Committee is required to approve a bonus award but has the discretion to reduce the amount paid below the maximum target amount set for purposes of 162(m) of the Code.

Equity-Based Compensation. The Compensation Committee believes that our executive officers should have an incentive to improve the company’s performance by having an ongoing stake in the success of our business. The Compensation Committee seeks to create this incentive by granting executive officers various forms of equity in Public Storage to link part of their compensation to increases in Public Storage’s share price and to provide an incentive to continue employment with Public Storage. Equity awards of stock options or RSUs are long-term incentives designed to reward long-term growth in the price of Public Storage common shares and shareholder value. We believe equity awards help retain and motivate executives because they vest over a period of time and thus the recipient may only realize the full potential value of the award to the extent he or she remains employed by Public Storage over that period.

Stock Options. Stock options have value solely to the extent that the price of our common shares is greater than the exercise price of the option at the time of exercise. Stock options are granted with an exercise price of not less than 100% of the fair market value of our common shares on the date of grant, so that the executive officer may not profit from the option unless the price of our common shares increases. Options also are designed to help us retain executive officers in that options vest over a multi-year period and achieve their maximum value only if the executive remains in the company’s employ for a period of years.

With respect to option awards to the named executive officers, the Compensation Committee determines award levels in its discretion, with input from other Board members with respect to stock option awards to Mr. Havner, the recommendations of Mr. Havner for awards to the other named executive officers, and consideration of an individual’s responsibilities and performance and equity awards at other companies, including REITs, of a comparable size and market capitalization.

Restricted Share Units. RSUs increase in value as the value of our common shares increases, and vest over time provided that the executive officer remains employed at Public Storage. Accordingly, awards of RSUs serve the Committee’s objectives of retaining

Public Storage executive officers and other employees and motivating them to advance the interests of Public Storage and its shareholders. They also may offer value during difficult market conditions because, unlike stock options, RSUs retain some value even when the market price of our common shares declines below the price on the date of grant. This may enhance their retention value at a time when we may most need executive talent. In recent years, the Compensation Committee has approved a program to provide awards of RSUs to senior executives (other than our chief executive officer) based on the achievement of targeted performance levels.

Equity Grant Practices. Equity grants to all of our executive officers, including the named executive officers, must be approved by the Board or the Compensation Committee of the Board, which consists entirely of independent trustees. Grants occur only at meetings or upon written actions of the Board or the Compensation Committee (including telephonic meetings), and such grants are made effective as of the date of the meeting, written action or a future date if appropriate (such as in the case of a new hire). Equity awards are not timed in coordination with the release of material non-public information. The exercise price of all options granted is equal to the closing market price of our common shares on the date of grant. Awards are also subject to the terms of the 2007 Equity and Performance-Based Compensation Plan (the “2007 Plan”).

Our executive officers may receive stock options, RSUs or a mix based on the determination of the Compensation Committee in its discretion. The Compensation Committee does not set awards based on a fixed weighting between stock options and RSUs. In general, the Compensation Committee considers equity awards for executive officers in connection with their annual performance review.

Historically, equity awards to executive officers other than the chief executive officer have vested over an extended period, typically periods varying from three to eight years for RSU awards and three to five years for stock options, which the Compensation Committee believes furthers the goals of retention and motivation over the long-term.

Pursuant to the compensation arrangement approved for Mr. Havner in 2012, he is awarded between 25,000 and 50,000 RSUs as part of his annual incentive compensation, provided the performance targets are achieved. With respect to awards of performance- based RSUs to the named executive officers other than Mr. Havner, the Compensation Committee determines award levels based on recommendations from Mr. Havner, taking into consideration each individual’s responsibilities and performance, as discussed in more detail below.

Equity awards, including grants of stock options, to employees who are not executive officers, are made by the Equity Awards Committee of the Board, which consists of at least one trustee appointed by the Board, currently Mr. Havner. The Equity Awards Committee acts after consideration of management recommendations. Grants of stock options to new hires who are not executive officers are generally made by the Equity Awards Committee on a quarterly basis during the last month of the calendar quarter following an individual’s date of hire. Equity grants to other employees may be made at other times during the year, but are not timed in coordination with the release of material non-public information.

Factors Considered by the Compensation Committee in Making Decisions for 2013

2013 Advisory Vote on Executive Compensation. We believe our executive compensation program is appropriately structured to achieve our objective of driving growth in long-term shareholder value. At our 2013 Annual Meeting, more than 98% of the votes cast by shareholders voted to approve our executive compensation practices as described in the proxy statement. The Compensation Committee considered the results of this vote and concluded that its pay for performance philosophy is supported by shareholders, and made no changes during 2013 to our executive compensation programs in response to the shareholder vote.

Compensation Surveys. Each component of compensation we pay to our named executive officers—salary, cash bonuses and equity compensation—is based generally on the Compensation Committee’s (and, for Mr. Havner, the independent trustees’, and for each named executive officer other than himself, Mr. Havner’s) subjective assessment of each individual’s role and responsibilities and consideration of market compensation rates. Consideration of market rates is an additional factor reviewed by the Compensation Committee in determining compensation levels; however, we do not “benchmark” or specifically target certain levels of compensation.

For our executive officers, historically, the Committee determined market compensation rates by reviewing public disclosures of compensation paid to senior executive officers by other companies (especially REITs) of comparable size and market capitalization. The peer group most recently considered by the Committee was selected in 2012 following a review of information provided by Frederic W. Cook & Co., Inc. (“FW Cook”) and comprised 18 REITs, as disclosed in last year’s proxy.

Role of Management in Determining Compensation for the Chief Executive Officer and the Other Named Executive Officers. In general, Mr. Havner attends all meetings of the Compensation Committee at which (1) compensation of the other named executive officers is discussed or (2) company-wide compensation matters, such as consideration of a new equity plan, are discussed. Mr. Havner does not vote on items before the Compensation Committee and was not present during the Committee’s discussion and determination of his compensation. The Compensation Committee and the Board solicit Mr. Havner’s view on the performance of the executive officers reporting to him, including each of the other named executive officers, and consider his recommendations with respect to the compensation paid to each. The Compensation Committee also considers input from Mr. Havner with respect to his compensation.

In general, the Compensation Committee sets the base salaries, bonus and equity compensation for the other named executive officers after consideration of the recommendations prepared by Mr. Havner with respect to the appropriate amounts to reward and incentivize each named executive officer. In addition, the Compensation Committee solicits the views of the Board, particularly with respect to the compensation of Mr. Havner.

Framework for CEO Compensation. During 2012, the Compensation Committee approved a new compensation package for Mr. Havner in his role as the company’s Chairman, Chief Executive Officer and President, following the expiration of a three-year compensation program approved in 2008. In connection with this effort, the Compensation Committee retained FW Cook to provide comparative information on peer group compensation practices for the chairman and chief executive officer and other executive officers and directional suggestions for Mr. Havner’s new compensation program. The Compensation Committee directly engaged FW Cook and was responsible for oversight of FW Cook. In 2012, FW Cook provided services only to the Compensation Committee and did not provide any other services to the company. FW Cook did not provide any services to the Compensation Committee or the company in 2013.

In July 2012, the Compensation Committee approved Mr. Havner’s compensation program. As approved, (1) Mr. Havner’s annual base salary continues to be set at $1 million, (2) his annual incentive award, assuming achievement of performance criteria set by the Compensation Committee, ranges from a minimum of $1 million paid in cash plus 25,000 RSUs, to a maximum of $2 million paid in cash plus 50,000 RSUs and (3) he is entitled to receive an annual option grant for 100,000 common shares.

Compensation Decisions for 2013

Base Salaries. Consistent with its philosophy to weight executive officer compensation more heavily towards performance-based, at-risk compensation, the Compensation Committee did not increase base salaries for any executive officers during 2013 and has not increased base salaries for executive officers since 2008. This reflects the Committee’s view that a substantial portion of management compensation should be incentive compensation that is paid only if performance targets are met.

Annual Cash Incentives. In early 2014, the Compensation Committee reviewed the company’s financial results for 2013 and confirmed that management had substantially exceeded the performance targets. Based on these achievements, the Compensation Committee awarded bonuses to all named executive officers. Because these awards are based on pre-established performance goals, they are presented in the Summary Compensation Table on page 23 as Non-Equity Incentive Plan Compensation.

In determining the actual amount of Mr. Havner’s bonus, the Compensation Committee also considered Mr. Havner’s leadership in achieving these strong results. At the conclusion of its review and discussion, the Compensation Committee awarded Mr. Havner a cash bonus for 2013 annual performance of $2,000,000 together with an award of 50,000 RSUs, consistent with bonus targets and the compensation program approved by the Compensation Committee for Mr. Havner in 2012. The award was reduced from the maximum award approved in February 2013 for purposes of Section 162(m).

The Compensation Committee also considered the recommendations of Mr. Havner with respect to the appropriate bonuses to be paid to the other named executive officers for their accomplishments in exceeding the 2013 performance targets. In determining his recommendations, Mr. Havner compiled information as to each executive officer’s responsibilities and achievements, as well as his subjective assessment of the individual performance of each named executive officer. Mr. Havner’s recommendations were at or above the target bonus amounts, depending on his assessment of each individual’s performance. Based on its review of the company’s performance against the previously established goals and after consideration of the information and recommendations provided by Mr. Havner, the Compensation Committee approved cash bonuses for 2013 performance as follows: Mr. Reyes, $1,800,000 (300% of target); Mr. Weidmann, $500,000 (100% of target); Mr. Doll, $700,000 (200% of target); and Ms. Krol, $275,000 (100% of target). Each of the foregoing bonuses was at or below the maximum previously set by the Committee for Section 162(m) purposes.

Equity Awards. For 2013, the RSU awards were based on achieving a targeted level of growth in year-over-year same store revenues. The Compensation Committee also determined that any RSUs awarded under the program would vest in five equal annual installments beginning one year from the date of the award. The awards were to be issued following the achievement of at least the minimum performance goal and the Committee retained the discretion to reduce the awards based on an executive officer’s performance during the year, irrespective of the company’s meeting the same store revenue growth target. The potential award levels established early in 2013 ranged from 50% to 200% of a target level award based on the level of 2013 same store revenue growth achieved, as follows:

2013 Same Store Revenue Growth	Grant Award Levels
5.0% and above	200% of Target Award
4.5% and below 5.0%	150% of Target Award
4.0% and below 4.5%	100% of Target Award
3.5% and below 4.0%	50% of Target Award
Below 3.5%	No Award

Actual 2013 same store revenue growth was 5.3%. As a result, each named executive officer reporting to Mr. Havner was awarded RSUs at the 200% level and each named executive officer received the following number of RSUs: Mr. Reyes, 40,000; Mr. Doll, 12,000: Ms. Krol; 6,000; and Mr. Weidmann, 6,000.

2014 Compensation Outlook

We expect the operating environment in 2014 to remain similar to 2013 and believe we are well positioned in financial, operational and strategic terms in the self-storage industry. Given these expectations, the Compensation Committee made the following decisions with respect to 2014 compensation for named executive officers:

•	Base salaries for all named executive officers are again frozen at 2008 levels to weight total compensation more heavily towards incentive compensation.

•	Bonus target amounts for all named executive officers reporting to Mr. Havner, other than Mr. Reyes, are set at 100% of base salary. Mr. Reyes’s bonus target is set at $1 million.

•	Mr. Havner’s bonus target amounts range from a minimum of $1 million cash plus an award of 25,000 RSUs to a maximum of $2 million cash plus an award of 50,000 RSUs, subject to the limits of Section 162(m) of the Code.

•	For purposes of Section 162(m) of the Code, all named executive officer bonus targets are capped at fifteen times base salary, subject to shareholder approval of the proposed amendments to the 2007 Plan (otherwise capped at ten times base salary).

•	The threshold for payment of bonuses is again tied to achieving targeted levels of growth in same store revenues, FFO per common share and FAD per common share.

•	The Compensation Committee renewed the performance-based RSU plan designed to focus senior management other than Mr. Havner on growing same store revenues. In February 2014, the Compensation Committee approved a similar RSU plan for 2014 based on year-over-year growth in same store revenues and approved targets for RSU awards as follows: Mr. Reyes, 20,000; Mr. Doll, 6,000; Ms. Krol, 3,000; and Mr. Weidmann, 3,000.

Tax and Accounting Considerations—Code Section 162(m)

Section 162(m) of the Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and three other highest paid employees of a publicly held corporation (other than the chief financial officer). Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation. Awards of stock options and our annual cash incentive awards are designed in general to qualify for deduction as performance-based compensation. However, while the Compensation Committee considers the tax deductibility of compensation, the Compensation Committee has approved and may approve compensation that does not qualify for deductibility in circumstances it deems appropriate to promote varying corporate goals.

In such instances, the Compensation Committee has also considered that as a result of the company’s REIT status under federal tax law, the potential impact of a nondeductible expense would not result in an increase in taxable income but would possibly require a future increased distribution to shareholders to maintain the company’s REIT status. While the Compensation Committee also considers the accounting impact of various forms of incentive compensation to understand the impact on the financial statements of various compensation elements, the accounting treatment is generally not the basis for the decision to award a particular form of compensation if the Compensation Committee deems the award the most appropriate incentive to achieve the company’s compensation goals.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the fiscal year ended December 31, 2013. This report is provided by the following independent trustees, who comprise the Compensation Committee:

THE COMPENSATION COMMITTEE

Daniel C. Staton (Chairman)
Uri P. Harkham
Ronald P. Spogli

Compensation of Executive Officers

The following table sets forth information concerning the compensation earned by or paid during the fiscal year ended December 31, 2013 to the company’s named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards ($)(1)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ronald L. Havner, Jr.
Chairman, Chief	2013	$1,000,000	3,814,000		$2,375,000	$2,000,000	$10,200	$9,199,200
Executive	2012	$1,000,000	$12,109,125	(3)	—	$2,000,000	$10,000	$15,119,125
Officer and President	2011	$1,000,000	—		—	$1,750,000	$9,800	$2,759,800

John Reyes
Senior Vice President and	2013	$600,000	$4,576,800		$2,375,000	$1,800,000	$10,200	$9,362,000
Chief Financial Officer	2012	$600,000	$2,075,850		—	$1,500,000	$10,000	$4,185,850
	2011	$600,000	$2,070,600		—	$1,200,000	$9,800	$3,880,400

David F. Doll
Senior Vice President and
President, Real Estate Group	2013	$350,000	$1,373,040		—	$700,000	$10,200	$2,433,240
	2012	$350,000	$830,340		—	$525,000	$10,000	$1,715,340
	2011	$350,000	$1,242,360		—	$245,000	$9,800	$1,847,160

Candace N. Krol
Senior Vice President,	2013	$275,000	$686,520		—	$275,000	$10,200	1,246,720
Human Resources	2012	$275,000	$1,037,925		—	$275,000	$10,000	$1,597,925
	2011	$275,000	$1,552,950		—	$275,000	$9,800	$2,112,750

Shawn L. Weidmann
Senior Vice President and Chief Operating Officer (6)
	2013	$500,000	$686,520		—	500,000	$—	$1,686,520
	2012	$500,000	$830,340			$400,000	$—	$1,730,340
	2011	$172,436	$612,250		$1,341,000	—	$365,000	$1,878,436

(1)	The amounts shown in this column reflect the grant date fair value of stock awards. Some of the values reflected in this column relate to awards subject to performance conditions. For Messrs. Reyes, Doll and Weidman and Ms. Krol, the amounts shown in 2013 relate to RSU awards that are subject to satisfaction of performance conditions assuming achievement of such conditions at the “150% of Target Award” level. The grant date fair value, assuming achievement of maximum performance of this award at the “200% of Target Award” level (the level of performance actually achieved for 2013) would have been as follows: Mr. Reyes $6,098,400; Mr. Doll $1,829,520; Ms. Krol $914,760; and Mr. Weidmann $914,760. For Mr. Havner, the amount shown represents an RSU award with a grant date fair value of $3,814,000 pursuant to his annual incentive plan (which pays part in cash and part in RSUs). For Mr. Havner, the maximum RSU award under this plan would have been $7,628,000. All holders of RSUs receive any dividends paid on the company’s common shares.
(2)	Mr. Havner’s reported stock awards for 2012 include (1) a stock award granted in 2012 for 2011 performance with a grant date fair value of $6,919,500 and (2) a stock award granted in 2012 for 2012 performance with a grant date fair value of $5,189,625. Under the SEC rules, the awards for 2011 and 2012 are both reported as compensation for 2012.
(3)	The amounts shown in this column reflect the grant date fair value of stock option awards. For further discussion concerning the assumptions used in this valuation, refer to Note 10 to the company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(4)	The amounts shown in this column reflect annual cash incentive awards for named executive officers that are based on pre-established performance targets set early in the year and, therefore, under SEC rules are classified as non-equity incentive plan compensation. See the Compensation Discussion and Analysis section of this proxy statement for further discussion of the 2013 performance targets.

(5)	The amounts shown in this column for all named executive officers other than Mr. Weidmann reflect contributions to each officer’s 401(k)/Profit Sharing Plan account (3% of the annual cash compensation, now up to a maximum of $10,200). The 2011 bonus of $365,000 for Mr. Weidmann was paid according to the terms of his Offer Letter/Employment Agreement. Amounts earned by named executive officers for performance are included in the column entitled “Non-Equity Incentive Plan Compensation.”
(6)	Mr. Weidmann was first employed by Public Storage on August 29, 2011.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding 2013 annual incentive bonus awards and equity awards granted to our named executive officers in 2013. All equity grants set forth in this table were made pursuant to the 2007 Plan and non-equity incentive awards were made pursuant to the company’s Performance-Based Compensation Plan.

							All Other		Grant Date
							Option	Exercise	Fair Value
							Awards:	or Base	of Stock
							Number of	Price of	and
		Estimated Future Payouts			Estimated Future Payouts		Securities	Option	Option
		Under Non-Equity Incentive			Under Equity Incentive		Underlying	Awards	Awards
		Plan Awards (1)			Plan Awards		Options (#)	($ Sh)	($)(3)
	Grant	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	(#)	(#)	(#)

Ronald L. Havner, Jr.

Annual Incentive(2)	2-20-13	1,000,000	2,000,000	—	—	—	—		—

Annual Incentive(2)	2-20-13	—	—	—	25,000	50,000	—		$3,814,000

Options(3)	2-21-13	—	—	—	—	—	100,000	$152.01	$2,375,000

John Reyes

Annual Incentive	2-20-13	600,000	6,000,000	—	—	—	—	—	—

Options(3)	2-21-13	—	—	—	—	—	100,000	$152.01	$2,375,000

RSUs	2-20-13	—	—	10,000	20,000	40,000	—	—	$4,576,800

David F. Doll

Annual Incentive	2-20-13	350,000	3,500,000	—	—	—	—	—	—

RSUs	2-20-13	—	—	3,000	6,000	12,000	—	—	$1,373,040

Candace N. Krol

Annual Incentive	2-20-13	275,000	2,750,000	—	—	—	—	—	$—

RSUs	2-20-13	—	—	1,500	3,000	6,000	—	—	$686,520

Shawn L. Weidmann

Annual Incentive	2-20-13	500,000	5,000,000	—	—	—	—	—	$—

RSUs	2-20-13	—	—	1,500	3,000	6,000	—	—	$686,520

(1)	The amounts shown in this column represent the range of possible annual cash incentive payouts pursuant to the Public Storage Performance-Based Compensation Plan based upon achievement of pre-established performance targets. See the Summary Compensation Table for information regarding the 2013 annual cash incentive payouts.
(2)	As noted above, Mr. Havner’s annual incentive is paid part in cash and part in RSUs that vest in five equal annual installments beginning on the first anniversary after grant.

(3)	Amounts shown in this column reflect the fair value of stock and option awards computed as of the grant date. The fair value of stock awards is calculated by multiplying the fair market value of Public Storage common shares on the grant date by the probable number of shares awarded, which for Messrs. Reyes, Doll and Weidmann and Ms. Krol was assumed to be at the “150% of Target Award” level and for Mr. Havner was assumed to be 25,000 RSUs. Stock awards receive dividends as and when and at the same rate paid to all common shareholders of Public Storage. Stock options granted to Messrs. Havner and Reyes vest in five equal annual installments beginning on the first anniversary after grant. See footnote 2 to the Summary Compensation Table on page 23 for information on the fair value of the performance-based RSU awards if the maximum value had been assumed.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

The following table provides information about options exercised by and restricted share unit awards vested for the named executive officers during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Ronald L. Havner, Jr.	—	—	16,666	$2,499,567.00
John Reyes	—	—	7,625	$1,152,593.00
David F. Doll	70,000	$5,461,214	4,400	$668,057.00
Candace N. Krol	11,800	$1,078,418	4,563	$693,892.00
Shawn L. Weidmann	15,900	$713,494	625	$95,506.00

(1)	Value realized represents the difference between the market price of the company stock at the time of exercise and the exercise price of the options. Does not reflect any tax or other required withholdings.
(2)	Value realized was calculated by multiplying the number of shares vesting by the closing price of our common shares on the NYSE on the vesting date as follows:

Name	RSU Vesting Date	Fair Market Value of PSA
Ronald L. Havner, Jr.	2-23-2013	$149.98

John Reyes	2-27-2013	$151.84
	2-28-2013	$151.21
	3-3-2013	$152.75
	3-15-2013	$148.25

David F. Doll	2-27-2013	$151.84
	2-28-2013	$151.21
	3-15-2013	$148.25
	3-16-2013	$148.39
	11-2-2013	$168.65

Candace N. Krol	2-27-2013	$151.84
	2-28-2013	$151.21
	3-15-2013	$148.25
	11-2-2013	$168.65

Shawn L. Weidmann	8-29-2013	$152.81

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at December 31, 2013.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Ronald L. Havner, Jr.	12-31-13	—	—	—	—	50,000	7,526,000
	2-21-13	—	100,000	152.01	2-21-23	—	—
	2-20-13	—	—	—	—	37,500	5,644,500
	2-23-12	—	—	—	—	33,334	5,017,434
	3-2-09	100,000	—	50.30	3-2-19	—	—
	12-8-07	83,000	—	81.81	12-8-17	—	—
	12-8-06	83,000	—	95.18	12-8-16	—	—
	12-8-05	83,000	—	69.87	12-8-15	—	—

		Total 349,000	100,000			120,834	18,187,934

John Reyes	12-31-13	—	—	—	—	40,000	6,020,800
	2-21-13	—	100,000	152.01	2-21-23	—	—
	2-20-13	—	—	—	—	15,000	2,257,800
	2-28-12	—	—	—	—	12,000	1,806,240
	3-2-09	80,000	20,000	50.30	3-2-19	—	—
	2-27-08	250,000	—	80.48	2-27-18	1,125	169,335
	3-15-07	105,000	35,000	97.47	3-15-17	2,500	376,300
	3-3-06	50,000	—	78.36	3-3-16	2,000	301,040

		Total 485,000	155,000			72,625	10,931,515

David F. Doll	12-13-13	—	—	—	—	12,000	1,806,240
	2-20-13	—	—	—	—	6,000	903,120
	2-28-12	—	—	—	—	7,200	1,083,744
	3-2-09	40,000	10,000	50.30	3-2-19	—	—
	2-27-08	120,000	—	80.48	2-27-18	750	112,890
	3-15-07	5,000	5,000	97.47	3-15-17	1,250	188,150
	11-2-06	—	—	—	—	375	56,445
	3-16-06	—	—	82.90	3-16-16	750	112,890
		Total 165,000	15,000			28,325	4,263,479

Candace N. Krol	12-31-13	—	—	—	—	6,000	903,120
	2-20-13	—	—	—	—	7,500	1,128,900
	2-28-12	—	—	—	—	9,000	1,354,680
	3-2-09	8,200	10,000	50.30	3-2-19	—	—
	2-27-08	24,282	—	80.48	2-27-18	750	112,890
	3-15-07	10,000	10,000	97.47	3-15-17	1,876	282,376
	11-2-06	—	—	—	—	375	56,445

		Total 42,482	20,000			25,501	3,838,411

Shawn L Weidmann	12-31-13	—	—	—	—	6,000	903,120
	2-20-13	—	—	—	—	6,000	903,120
	8-29-11	24,100	60,000	122.45	8-29-21	3,750	564,450

		Total 24,100	60,000			15,750	2,370,690

(1)	The options granted on March 15, 2007 to Ms. Krol and Messrs. Doll and Reyes vest in eight equal annual installments, beginning one year from the date of grant. All other options awarded to Ms. Krol and Messrs. Havner, Doll, Reyes and Weidmann (which are not exercisable at December 31, 2013 and have future vesting occurrences) vest in five equal annual installments, beginning one year from the date of grant.

(2)	RSUs vest in eight equal annual installments, beginning one year from the date of grant except that performance-based RSUs for which performance targets were achieved on December 31, 2011 vested 20% on the date of award and the remainder vest in four equal annual installments beginning one year from the date of the award, and performance-based RSU’s for which performance targets were achieved on December 31, 2012 and December 31, 2013 vest in five equal installments beginning one year from the date of the award.
(3)	The value shown in this column assumes a price of $150.52 per share, the closing price for Public Storage common shares on the NYSE on December 31, 2013. The amounts include performance-based RSU awards granted for 2013 performance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination

We do not currently have employment agreements with any named executive officer that provide for future payments upon termination of employment with the company. We do not have a formal severance or retirement program for payments on termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our Performance-Based Compensation Plan, 2001 Plan, 2007 Plan, Public Storage 401(k)/Profit Sharing Plan or as required by law. These include:

•	any vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	all unvested stock options, restricted shares and/or restricted share units are forfeited;

•	amounts contributed under our Public Storage 401(k)/Profit Sharing Plan; and

•	accrued and unused vacation pay paid in a lump sum.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of a named executive officer, pursuant to the 2001 Plan and 2007 Plan and in addition to the foregoing:

•	all outstanding unvested stock options and unvested restricted share units held by the officer accelerate and vest as of the date of death and may be exercised during the one-year period following the date of death (but prior to termination of the option);

•	all outstanding unvested stock options and unvested restricted share units held by the officer continue to vest and are exercisable during the one-year period following the date of such permanent and total disability (but prior to termination of the option); and

•	the officer will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments Upon a Change of Control

Our applicable equity plans provide that upon the occurrence of a “change of control” of Public Storage;

•	all outstanding restricted share units and restricted share grants vest immediately; and

•	all outstanding stock options vest 15 days before consummation of such a change of control and are exercisable during the 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.

A “change of control” is defined in the plans to include generally (a) the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive, (b) the sale of substantially all Public Storage’s assets or (c) any transaction which results in any person or entity, other than the Hughes Family, owning 50% or more of the combined voting power of all classes of our shares. The foregoing provisions do not apply to the extent (a) provision is made for continuation of the equity plan or substitution of new options, restricted shares and restricted share units or (b) a majority of our Board of Trustees determines that the “change of control” will not trigger application of the foregoing provisions.

The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above assuming the event occurred as of December 31, 2013 and using the value of our common shares on December 31, 2013 of $150.52 per share.

Name	Value of vesting of all outstanding unvested options (1)	Value of vesting of all outstanding restricted share units (2)	Total
Ronald L. Havner, Jr.	$0	$10,661,934	$10,661,934
John Reyes	$3,861,150	$4,910,715	$8,771,865
David F. Doll	$1,267,450	$2,457,239	$3,724,689
Candace N. Krol	$1,532,700	$2,935,291	$4,467,991
Shawn L. Weidmann	$1,684,200	$1,467,570	$3,151,770

(1)	Represents the difference between the exercise price of unvested options held by the executive and the closing price of the company’s common shares on the NYSE on December 31, 2013. Does not include options awarded to Messrs. Havner and Reyes in February 2014, discussed in the Compensation Discussion and Analysis section above.
(2)	Represents the number of unvested restricted share units multiplied by the closing price of Public Storage common shares on the NYSE on December 31, 2013. Includes unvested portion of performance-based RSU awards.

PROPOSAL 3 -

APPROVAL OF AMENDMENTS TO THE 2007 EQUITY AND PERFORMANCE-BASED

INCENTIVE COMPENSATION PLAN

At our 2007 Annual Meeting of Shareholders, our shareholders approved the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan (the “2007 Plan”). The purpose of the 2007 Plan is to enhance the long-term shareholder value of the company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the company and provide appropriate cash and equity incentives to motivate and reward performance. We believe that the awards of cash and equity incentives under the 2007 Plan and opportunities to participate in the growth in value of the equity of the company provide incentives to eligible individuals to exert their best efforts for our success and also align their interests with those of our shareholders.

To continue to attract and retain key employees and to continue to implement the aggregate annual incentive-based cash and equity compensation component (aside from options or stock appreciation rights (“SARs”)) of our chief executive officer’s compensation, the Board has approved, and is asking the company’s shareholders to approve, the following amendments to the 2007 Plan.

Amendment No. 1 – Increase the Number of Shares Available for Issuance

Pursuant to Section 4 of the 2007 Plan, the maximum number of shares that may be issued thereunder is 5,000,000. As of February 1, 2014, we had already issued 3,771,269 shares under the 2007 Plan and 1,228,731 shares remained available for issuance. The Board believes the 2007 Plan is an integral component of the company’s efforts to attract and retain key employees and provides employees the opportunity to invest in our common shares at an attractive price. Accordingly, the Board has approved in February 2014, and is asking the company’s shareholders to approve, an amendment to Section 4 of the 2007 Plan to make an additional 771,269 shares available for issuance, bringing the total number of shares authorized for issuance immediately thereafter to 2,000,000 shares (“Amendment No. 1”).

Amendment No. 2 – Increase the Limit on Individual Annual Incentive Awards

Section 6.3(ii) of the 2007 Plan places a limit of $10.0 million on the aggregate value of cash and non-cash awards, other than stock options and SARs, that may be granted to any individual in any calendar year (the “Annual Limit”). The Annual Limit is intended to permit performance-based cash and equity awards under the 2007 Plan to be deductible under Section 162(m) of the Code. Although cash compensation may be paid outside of the 2007 Plan, cash compensation intended to be deductible as “performance based compensation” under Section 162(m) of the Code must be awarded through the 2007 Plan.

Because our chief executive officer’s annual incentive award, assuming achievement of performance criteria set by the Compensation Committee, ranges from a minimum of $1 million paid in cash plus 25,000 RSUs, to a maximum of $2 million paid in cash plus 50,000 RSUs, continued incentive awards of cash and RSUs to our chief executive officer under the 2007 Plan, coupled with the recent high price of our common shares, will likely exceed the Annual Limit. To address this issue, the Board has approved, and is asking the company’s shareholders to approve, an amendment to Section 6.3(ii) of the 2007 Plan increasing the Annual Limit to $15.0 million (“Amendment No. 2”). Amendment No. 2 will be applied only to grants that are intended to be deductible as “performance based compensation” under Section 162(m) of the Code and are made after May 1, 2014.

The approval of this Proposal 3 constitutes the approval of both Amendment No. 1 and Amendment No. 2 and requires the affirmative vote of at least a majority of the votes cast at the meeting.

Summary of Material Terms of the 2007 Plan

The material features of the 2007 Plan, as proposed to be amended are summarized below. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2007 Plan, as proposed to be amended, a copy of which is attached as Appendix A to this proxy statement.

The purpose of the 2007 Plan is to enhance the long-term shareholder value of the company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the company and provide appropriate cash and equity incentives to motivate and reward performance. Awards that may be granted under the 2007 Plan include stock options, SARs, restricted stock, unrestricted stock, stock units, dividend equivalent rights, and cash awards (each, an “award”). Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options.

Administration. The Compensation Committee of the Board administers the 2007 Plan. The Board may also delegate to a committee of at least one director, who may also be an employee of the company, the authority to grant awards to employees and other service providers who are not officers or directors of the company. References below to the Compensation Committee include this committee where applicable.

Shares Reserved. The shares with respect to which equity awards may be made under the 2007 Plan are currently authorized but unissued shares. The closing sale price of our shares on the NYSE on March 5, 2014, the last date before the record date, was $171.17 per share. If this Proposal 3 is approved, the maximum number of shares that may be issued under the 2007 Plan after the 2014 Annual Meeting will be 2,000,000 shares. Any shares covered by an award under the 2007 Plan that expires or is forfeited or terminated without issuance of shares (including shares that are attributable to awards that are settled in cash or used to satisfy the applicable tax withholding obligation) will again be available for awards under the 2007 Plan.

Eligibility. Non-statutory stock options and other awards may be granted under the 2007 Plan to employees, directors and consultants of the company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the company or its subsidiaries. The Compensation Committee, in its discretion, approves awards to be granted under the 2007 Plan. The company intends the 2007 Plan to be a broad-based employee plan. As of the record date, the company had approximately 309 employees and seven non-employee trustees who are eligible to participate in the 2007 Plan.

Transferability of Awards. Unless otherwise determined by the Compensation Committee, most awards granted under the 2007 Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution or certain limited not-for-value transfers to family members.

Limitation on Awards. If this Proposal 3 is approved, employees of the company may not be granted under the 2007 Plan (i) stock options in excess of 1,000,000 shares during any single fiscal year, and (ii) any other awards available under the 2007 Plan with a fair market value at the time of grant greater than $15.0 million in the aggregate in any single fiscal year. For this purpose, fair market value shall be determined in accordance with the valuation used in the company’s financial statements under Financial Accounting Statement 123(R).

Stock Options

Exercise Price. The Compensation Committee determines the exercise price of options at the time the options are granted. No stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of common stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of a share of common stock on the date of grant of such option. The fair market value of a share of common stock is generally determined to be the closing sales price as quoted on the NYSE for the date the value is being determined.

Exercise of Option; Form of Consideration. The Compensation Committee determines when options become exercisable. The means of payment for shares issued on exercise of an option are cash, check or wire transfer, and such other payment methods as may be specified by the Compensation Committee, including tender of company shares previously owned by the grantee or broker-assisted same-day sale.

Term of Option. The term of an option may be no more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent holder may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. Each option granted under the 2007 Plan will become vested and exercisable at times set forth in the applicable award agreement provided that no options, other than options granted to persons who are not entitled to overtime under applicable state or federal laws, will vest or be exercisable within the six-month period starting on the date of grant.

Termination of Service. Generally, if a grantee’s service to the company as an employee, consultant or trustee terminates other than for death, disability or for cause, vested options will remain exercisable for a period of thirty days following the grantee’s termination and unvested options will immediately terminate and be forfeited. Unless otherwise provided for by the Compensation Committee in the award agreement:

•	if a grantee terminates employment because of his/her death, all unvested options granted to such grantee will fully vest and will be exercisable by the grantee’s estate at any time within one year after the date of the grantee’s death;

•	if a grantee terminates employment because of his/her total and permanent disability, all options granted to the grantee will continue to vest in accordance with the terms of the grantee’s award agreement and shall be exercisable to the extent they are vested, for a period of one year after the grantee’s termination; and

•	if a grantee’s employment is terminated for cause, all options granted to him/her, whether or not vested, will immediately be forfeited.

Repricing. Options may not be repriced, replaced or regranted through cancellation or modification without shareholder approval.

Restricted Stock Awards and Stock Unit Awards

The Compensation Committee may grant awards of restricted stock or stock units in its discretion.

Restrictions. At the time a grant of restricted stock or stock units is made, the Compensation Committee may establish a restricted period applicable to the restricted stock or stock units. The restricted period may expire upon the passage of time or the attainment of performance objectives as the Compensation Committee, in its sole discretion, determines.

Right of Holders of Restricted Stock and Stock Units. Unless the Compensation Committee provides otherwise in an award agreement, holders of restricted stock will have the right to vote the stock and the right to receive any dividends declared or paid on the stock and holders of stock units will have no right to vote the stock underlying their units but will have the right to receive any dividends declared or paid on the stock.

Purchase of Restricted Stock and Stock Delivered Pursuant to an Award of Stock Units. To the extent required by applicable law, the grantee will be required to purchase any restricted stock granted to the grantee or any stock delivered to the grantee upon vesting of the grantee’s stock units at a purchase price at least equal to the par value of the shares issuable under the restricted stock award or award of stock units.

Termination of Service. Generally, if a grantee’s service to the company as an employee, consultant or director terminates other than for death or disability, any restricted stock or stock units that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be forfeited. Unless otherwise provided for by the Compensation Committee in the award agreement:

•	if a grantee terminates employment because of his death, all unvested restricted stock and stock units granted to such grantee will fully vest and the shares underlying the award will be delivered to the grantee’s estate; and

•	if a grantee terminates employment because of his total and permanent disability, all unvested restricted stock and stock units granted to the grantee will continue to vest in accordance with the terms of the grantee’s award agreement for a period of one year after the grantee’s termination of employment.

Repurchase Right. If a restricted stock award consists of shares sold to the employee subject to a right of repurchase, the company will have the right, during the seven months after the termination of the grantee’s service, to repurchase any or all of the award shares that were unvested as of the date of that termination at a purchase price determined by the Compensation Committee.

Unrestricted Stock Awards

The 2007 Plan permits the grant of fully vested shares in such instances as the Compensation Committee believes are appropriate. Thus for example, if the uncompensated value of past services equals or exceeds the fair market value of the stock award at grant, the Compensation Committee could award fully vested awards if it determines such award is appropriate in the circumstances. Likewise, the Compensation Committee could award fully vested shares as a retirement benefit if it determines such award is appropriate under the circumstances.

Cash Awards

The Compensation Committee may grant cash awards, which entitle the grantee to a cash payment on satisfaction of goals described in an award agreement. The Compensation Committee determines the terms, conditions and restrictions related to cash awards.

SARs

The Compensation Committee may also grant SARs, which are a right to receive, upon exercise, an amount equal to the increase in the fair market value of the shares underlying the SARs during a stated period specified by the Compensation Committee. The term of a SAR may be no more than ten years from the date of grant.

Dividend Equivalent Rights

The Compensation Committee may also grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends that would have been paid if the recipient had held a specified number of shares.

Performance-Based Compensation

Pursuant to Section 162(m) of the Code (also discussed below in “Federal Income Tax Consequences of Options and Stock Awards under the 2007 Plan”), we are generally not entitled to a U.S. income tax deduction for annual compensation in excess of $1 million paid to our chief executive officer and the three next most highly compensated officers, excluding our chief financial officer. However, amounts that constitute “performance-based” compensation under a plan approved by shareholders are not counted toward the $1 million limit. Qualified performance-based compensation by the company must be paid solely on account of the attainment of one or more objective performance measures established in writing by the Compensation Committee while the attainment of such measures is substantially uncertain as provided by applicable regulatory or other guidance. The Compensation Committee may designate whether any so-called full value awards, such as restricted stock, stock units and stock awards, or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in Section 162(m). The performance measures that may be used for such awards will be based on any one or more of the following performance criteria as selected by the Compensation Committee:

•	changes in funds from operation (FFO);

•	changes in funds available for distribution (FAD);

•	same store revenue growth;

•	changes in intrinsic business value;

•	stock price or total shareholder return;

•	implementation or completion of critical or strategic projects, acquisitions or processes;

•	return on invested capital;

•	divestiture, joint venture or development activity;

•	geographic business expansion, customer satisfaction, employee satisfaction, human resources management, legal matters or information technology; and

•	any combination of any of the foregoing.

These business criteria may apply to an individual, a business unit or the company as a whole, and need not be based on an increase or positive result under the business criteria selected.

The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance targets will be subject to certification by the Compensation Committee.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification of stock, spin-off, extraordinary cash or other property dividend or similar change to the company’s capital structure, appropriate equitable adjustments will be made to:

•	the number and type of awards that may be granted under the 2007 Plan;

•	the number and type of options and other awards that may be granted to any individual under the 2007 Plan;

•	the purchase price and number and class of securities issuable under each outstanding award; and

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

Merger or Change in Control. Generally, outstanding awards under the 2007 Plan may be assumed, converted, replaced, substituted or cashed out if any of the following corporate transactions occur (each, a “Fundamental Transaction”):

•	the dissolution or liquidation of the company or the merger or consolidation in which the company is not the surviving corporation;

•	a merger in which the company is the surviving corporation but after which the company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the company;

•	the sale of substantially all of the company’s assets; or

•	the acquisition, sale, or transfer of more than 50% of the company’s outstanding shares by tender offer or similar transaction.

In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Fundamental Transaction, the vesting with respect to such awards will accelerate so that the awards may be exercised before the closing of the Fundamental Transaction but then terminate. The Compensation Committee may also, in its sole discretion, elect to accelerate the vesting of any or all outstanding awards prior to the closing of any Fundamental Transaction or to cash out any or all outstanding awards at the transaction price less the exercise price of the award, if applicable, even if the successor corporation will assume such awards or provide for substitute awards.

In addition, the Board may also specify that certain other transactions or events constitute a “change in control” or “divestiture” (as such terms are defined in the 2007 Plan) and, in these cases, may take any one or more of the actions described above for a Fundamental Transaction and may also extend the exercise date of any award (but not beyond the original expiration date). The Board need not adopt the same rules for each award under the 2007 Plan or for each holder of an outstanding award.

The Compensation Committee may provide in an award agreement that any awards that are assumed or replaced in a Fundamental Transaction or change in control and do not otherwise accelerate at that time shall automatically accelerate in full in the event of an involuntary termination of the grantee for any reason other than death, disability or cause within 18 months following the Fundamental Transaction or change in control, and such accelerated awards shall be exercisable for one year following termination, but in no event after the expiration of its term.

Amendment and Termination of the 2007 Plan

The Board may amend, alter, suspend or terminate the 2007 Plan, or any part thereof, at any time and for any reason. However, the company must obtain shareholder approval for any amendment to the 2007 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or shareholders may alter or impair any award previously granted under the 2007 Plan without the written consent of the grantee. The 2007 Plan will terminate on February 26, 2017, unless terminated earlier by the Board.

Federal Income Tax Consequences of Options and Stock Awards under the 2007 Plan

THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF GRANTS OF OPTIONS OR OTHER AWARDS UNDER THE 2007 PLAN. IT DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH A GRANTEE’S INDIVIDUAL CIRCUMSTANCES. THE DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES TO EVERY GRANTEE.

Non-Statutory Stock Options

A grantee will not recognize taxable income upon the grant of a non-statutory option. Upon exercise of the option, a grantee will recognize taxable ordinary income equal to the difference between the fair market value of a share of common stock on the date of exercise and the option exercise price. The company will generally be entitled to a tax deduction equal in amount to the income that a grantee recognizes upon the exercise of a non-statutory option. When a grantee sells the shares, the grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the grantee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options

A grantee will not recognize taxable income upon the grant of an incentive stock option. If a grantee exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the grantee will not recognize taxable income at the time of exercise, although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-statutory stock option.

If a grantee sells or exchanges the shares after the later of (a) one year from the date the grantee exercised the option and (b) two years from the grant date of the option, the grantee will recognize long-term capital gain or loss equal to the difference between the amount the grantee received in the sale or exchange and the option exercise price. If a grantee disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the grantee generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). Additionally, the grantee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the grantee received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the grantee recognized.

The company will generally be entitled to a deduction with respect to an incentive stock option only if the grantee makes a disqualifying disposition. In that situation, the company will generally be entitled to a deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disqualifying disposition.

With respect to both non-statutory stock options and incentive stock options, special rules apply if a grantee uses shares already held by the grantee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the grantee.

Restricted Stock Awards

A grantee of a restricted stock award generally will recognize taxable ordinary income when the restrictions on the shares lapse. The amount of income recognized will equal the excess of the fair market value of the shares at such time over the amount, if any, the grantee paid to the company for the shares. However, no later than 30 days after a grantee receives the restricted stock award, the grantee may elect under Section 83(b) of the Code to recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of receipt over the amount the grantee paid to the company for the shares. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the grantee will not recognize any additional income. The taxable income to the grantee constitutes wages subject to income and employment tax withholding, and the company receives a corresponding income tax deduction.

When a grantee sells the shares, the grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, that the grantee paid to the company for the shares plus the amount of taxable ordinary income the grantee recognized either at the time the restrictions lapsed or at the time of a Section 83(b) election, if an election was made by the grantee. If the grantee forfeits the shares to the company (e.g., upon the grantee’s termination prior to expiration of the restriction period), the grantee may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the grantee at the time the dividends are received.

Stock Units

There are no immediate tax consequences of receiving an award of stock units under the 2007 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the cash or fair market value of the shares issued to him/her when the restrictions on the stock units lapse.

SARs

There are no immediate consequences of receiving an award of SARs under the 2007 Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of a share of common stock on the date of exercise.

Dividend Equivalent Rights and Cash Awards

grantees who receive dividend equivalent rights or cash awards under the 2007 Plan will be required to recognize ordinary income on any amounts distributed to the grantee pursuant to such awards.

Limitation on Deduction of Certain Compensation

A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to its chief executive officer and its three next most highly compensated officers, excluding the chief financial officer, unless the compensation constitutes “qualified performance-based” compensation under Section 162(m) of the Code. The company will generally attempt to ensure that any award under the 2007 Plan will qualify for deduction, but may not do so in every instance.

Your Board of Trustees recommends that you vote “FOR” the proposed amendments to the 2007 Plan.

PROPOSAL 4 -

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are again providing shareholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this proxy statement in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the company’s accompanying narrative disclosure.

At our 2013 Annual Meeting, more than 98% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the results of this vote and believes they affirm shareholder support of the company’s compensation of its executive officers. Accordingly, our 2013 executive compensation was generally unchanged from the 2012 program.

Annual incentive bonus payments were tied to achieving at least 3% increases in year-over-year U.S. same store revenues, funds from operations (FFO) and funds available for distribution (FAD). The Compensation Committee selected these metrics as key drivers of company growth in February 2013. Similarly, the Committee set the target for awards of RSUs at the achievement of at least 3.5% growth in U.S. same store revenues. As discussed in the Compensation Discussion and Analysis section beginning on page 14 of this proxy statement, management far exceeded the incentive targets for payment of cash bonuses and the award of RSUs.

We believe our compensation program for executive officers helped drive our strong performance in 2013 and that the company’s shareholders were rewarded with a 7.39% total shareholder return during 2013, which was well above the NAREIT Equity Index return of 2.86%. In addition, our total shareholder returns beat the NAREIT Equity Index and S&P 500 indices for the three-year, 10-year and 20-year periods ending December 31, 2013, averaging almost a 17% total annual return since 1993.

The Board therefore recommends that shareholders approve the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation rules, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables in this proxy statement.

The vote on our executive compensation programs is advisory and nonbinding on the company. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation programs, values the opinions expressed by the company’s shareholders and will continue to consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Your Board of Trustees recommends that you vote “FOR” approval of our executive compensation programs as described in this proxy statement.

ADDITIONAL INFORMATION

Information about the delivery of our Annual Meeting materials

As permitted by rules adopted by the SEC, we have made our annual meeting materials, which include this proxy statement, the proxy card, voting instructions and our Annual Report on Form 10-K for the year ended December 31, 2013, available to our shareholders electronically via the Internet. On or about March 20, 2014, we will mail to our shareholders a notice about the Internet availability of proxy materials (the “Notice”), containing instructions on how to access our annual meeting materials, how to request paper copies of these materials and how to vote online or by telephone. Unless you have asked to receive a paper copy of our annual meeting materials, you will not receive a paper copy of our annual meeting materials in the mail.

Record date and voting information

Only shareholders of record of Public Storage common shares outstanding at the close of business on the record date of March 6, 2014 are entitled to vote at the meeting or at any adjournment or postponement of the meeting. On the record date, Public Storage had issued and outstanding approximately 172,304,740 common shares, each of which is entitled to one vote.

If your shares are held in the name of a bank, broker, trustee or other nominee and you plan to attend our annual meeting, you will need to bring proof of ownership, such as a recent bank or brokerage account statement.

Board of Trustees recommendations

The Board recommends that you vote:

•	“FOR” the election of the eight nominees for trustee named in Proposal 1;

•	“FOR” ratification of the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for fiscal year 2014 as set forth in Proposal 2;

•	“FOR” approval of the proposed amendments to our 2007 Equity and Performance-Based Incentive Compensation Plan as set forth in Proposal 3; and

•	“FOR” approval of our executive compensation programs as set forth in Proposal 4.

Voting your shares before the annual meeting

Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. You may vote your shares only in accordance with the instructions on your proxy card or voting instruction card, which will include one or more of the following three ways to vote shares:

•	By Internet – Shareholders who have received the Notice may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Telephone – If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. You will need to have the control number that appears on the card available when voting.

•	By Mail – Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed postage-prepaid envelope.

Voting your shares at the annual meeting

Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Special voting processes for participants in the Public Storage 401(k)/Profit Sharing Plan

If you hold your shares as a participant in the Public Storage 401(k)/Profit Sharing Plan, your proxy will serve as a voting instruction for the trustee of the plan with respect to the amount of common shares credited to your account as the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares held in the plan, the trustee will vote those shares in the manner specified. The trustee will vote any shares for which it does not receive instructions in the same proportion as the shares for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares. To allow sufficient time for the trustee to vote your shares, the trustee must receive your voting instructions by 7:00 a.m., Pacific Daylight Time, on April 29, 2014.

Default voting standards

If you grant a proxy and do not revoke it before the applicable voting deadline, the persons designated as proxies will vote the common shares represented thereby, if any, in the manner specified. If you grant a proxy but do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted:

(1) “For” the election of the Board’s nominees for trustee;

(2) “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;

(3) “For” approval of the proposed amendments to our 2007 Equity and Performance-Based Incentive Compensation Plan;

(4) “For” approval of our executive compensation; and

(5) in the discretion of the proxy holders on any other matter that may properly come before the meeting.

If any of the nominees for trustee become unavailable to serve as trustees, the persons designated as proxies reserve full discretion to cast votes for other nominees and, if applicable, to cumulate votes selectively among the nominees as to which authority to vote has not been withheld.

Changing your vote

You may change your vote before the vote at the annual meeting in accordance with the following procedures. Any change to your voting instructions for the Public Storage 401(k)/Profit Sharing Plan must be provided by 7:00 a.m., Pacific Daylight Time, on April 29, 2014. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at Public Storage, 701 Western Avenue, Glendale, CA 91201-2349, prior to your shares being voted, or by attending the annual meeting and voting in person.

Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee by 7:00 p.m., Pacific Daylight Time, on April 30, 2014, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Multiple notices about the Internet availability of the proxy materials or paper copies of the proxy materials

You may receive more than one notice or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To ensure all your shares are voted, please follow the instructions provided in each notice, proxy card or voting instruction card that you receive.

Broker non-votes

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Broker non-votes will not be voted for any matter and will not affect the outcome of any matter being voted on at the meeting, assuming a quorum is present.

Quorum requirements and effect of broker non-votes

A quorum is required to hold the meeting. The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding common shares will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If the shareholders present or represented by proxy at the meeting constitute holders of less than a majority of the shares entitled to vote, our meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting requirements

Election of Trustees: To be elected, trustees must receive a majority of the votes cast so that the number of shares voted “for” a trustee nominee is greater than 50% of the votes cast with respect to the election of such trustee. Common shares not voted (whether by abstention or otherwise) will not affect the vote. If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee. Under our bylaws and Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation that the Board may accept. Our Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date that the election results were certified. If a trustee’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board as provided in our bylaws.

Ratification of Independent Registered Public Accounting Firm: This proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. Any shares not voted (whether by abstention or otherwise) will not affect the vote.

Proposed Amendments to our 2007 Equity and Performance-Based Incentive Compensation Plan: This proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. For purposes of the vote on this proposal, abstentions will have the same effect as votes against, but broker non-votes will not affect the vote.

Advisory Vote to Approve Executive Compensation: This proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. Any shares not voted (whether by abstention or otherwise) will not affect the vote. Although this proposal is not binding on the Public Storage Board of Trustees, the Board will consider the results of the shareholder vote.

No cumulative voting

Cumulative voting is not permitted in the voting on trustee nominees at the 2014 Annual Meeting because no shareholder provided the company with the requisite advance notice of his, her or its intention to cumulate votes on this matter. A shareholder may give such a notice in connection with our 2015 annual meeting in accordance with the advance notice provision of our bylaws. If cumulative voting were in effect, with respect to the election of trustees, each holder of common shares on the record date would be entitled to cast as many votes as there are trustees to be elected multiplied by the number of shares registered in the holder’s name on the record date. As a result, at the 2014 Annual Meeting, shareholders can cast one vote for each common share owned on March 6, 2014, the record date of the annual meeting on each matter presented at the meeting.

Costs of soliciting proxies

Public Storage will pay the cost of soliciting proxies. In addition to solicitation by mail, certain trustees, officers and regular employees of the company and its affiliates may solicit the return of proxies by telephone, personal interview or otherwise. We may also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Alliance Advisors LLC may be retained as our proxy distribution agent, for which they would receive an estimated fee of $1,000 together with normal and customary expenses.

Additional matters that may arise at the Annual Meeting

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ronald L. Havner, Jr. and Steven M. Glick, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for trustee, the persons named as proxy holders will vote any shares represented by your proxy for such other candidate or candidates as may be nominated by the Board.

Inspector of Elections at the Annual Meeting

The inspector of elections will be a representative from Computershare Trust Company, N.A.

Contacting Public Storage’s Transfer Agent

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with questions concerning share certificates, dividend checks, transfer of ownership or other matters pertaining to your share account: Computershare Trust Company, N.A., Att: Shareholder Services, 250 Royall Street, Canton, Massachusetts 02021 (telephone: 781-575-3120).

Consideration of candidates for trustee

Shareholder Recommendations. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, shareholder recommendations may only be submitted by shareholders who would be entitled to submit shareholder proposals under the SEC rules. In evaluating recommendations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set described above. Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Steven M. Glick, Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349.

Deadline to Propose or Nominate Individuals to Serve as Trustees. A shareholder may send a proposed trustee candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Nominating/Corporate Governance Committee meeting prior to the annual meeting. To nominate an individual for election at the 2015 annual shareholder meeting, the shareholder must give timely notice to the Corporate Secretary in accordance with Public Storage’s Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 12, 2014 and the close of business on December 12, 2014, unless the date of the 2015 proxy statement is moved by more than 30 days before or after the anniversary of the date of this proxy statement, in which case the nomination must be received no earlier than the 120th day and no later than the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date for our 2015 proxy statement.

Deadlines for receipt of shareholder proposals for consideration at the 2015 annual meeting

Any proposal that a holder of our shares wishes to submit for inclusion in the Public Storage Proxy Statement for the 2015 Annual Meeting of Shareholders (“2015 Proxy Statement”) pursuant to SEC Rule 14a-8, including any notice by a shareholder of his, her or its intention to cumulate votes in the election of trustees at the 2015 Annual Meeting of Shareholders, must be received by Public Storage no later than November 12, 2014. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2015 Annual Meeting of Shareholders, but does not seek to include in the Public Storage 2015 Proxy Statement pursuant to Rule 14a-8, must be delivered to Public Storage no earlier than November 12, 2014 and no later than December 12, 2014 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2015 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of the 2015 Proxy Statement is moved by more than 30 days before or after the anniversary of the date of this proxy statement, the shareholder proposal must be received no earlier than the 120th day and no later than the 90th day prior to the mailing of the notice for the meeting or the tenth day following the date we announce publicly the date for the 2015 Proxy Statement. Any shareholder proposals or notices submitted to Public Storage in connection with the Annual Meeting of Shareholders should be addressed to: Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349.

ANNUAL REPORT ON FORM 10-K

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2013 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2013. Shareholders may request a free copy of our 2013 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 701 Western Avenue, Glendale, California 91201-2349, Attn: Investor Services. Alternatively, shareholders can access the 2013 Annual Report on Form 10-K and other financial information on Public Storage’s Investor Relations website at:  http://www.publicstorage.com . Public Storage will also furnish any exhibit to the 2013 Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

You are urged to vote the accompanying proxy/instruction card and sign, date and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By Order of the Board of Trustees

Steven M. Glick, Secretary

Glendale, California

March 11, 2014

DIRECTIONS TO THE PUBLIC STORAGE 2014 ANNUAL MEETING

The Public Storage 2014 Annual Meeting will be held at the Westin Pasadena, located at 191 North Los Robles in Pasadena, California. The Westin Pasadena can be reached as follows:

From Los Angeles International Airport (LAX) (Approximately 40 minutes)

— Take Interstate 105 East toward Norwalk.

— Merge onto Interstate 110 North toward Los Angeles and continue for about ten miles.

— Interstate 110 North becomes Arroyo Parkway.

— Turn right on Del Mar Boulevard.

— Turn left onto South Los Robles Avenue.

— The hotel will be on the left.

From East

— Take Interstate 10 West to Interstate 605 North to Interstate 210 West.

— Exit at Lake Avenue.

— Turn left onto Lake Avenue.

— Turn right on East Walnut Street.

— Turn left on North Los Robles Avenue.

— The hotel will be on the right.

From West

— Take Interstate 10 East to Interstate 110 North.

— Travel on Interstate 110 North and continue for about ten miles.

— Interstate 110 North becomes Arroyo Parkway.

— Turn right on Del Mar Boulevard.

— Turn left onto South Los Robles Avenue.

— The hotel will be on the left.

From South

— Travel on Interstate 110 North and continue for about ten miles.

— Interstate 110 North becomes Arroyo Parkway.

— Turn right on Del Mar Boulevard.

— Turn left onto South Los Robles Avenue.

— The hotel will be on the left.

From North

— Take Interstate 101 South to CA-134 East, which becomes Interstate 210.

— Exit Interstate 210 East at Fair Oaks Avenue.

— Turn right onto Fair Oaks Avenue.

— Bear left onto Corson Street.

— Turn right onto North Los Robles Avenue.

— The hotel will be on the right.

Appendix A

Note: This version of the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan shows the Plan as proposed to be amended, subject to the approval by the requisite affirmative votes of the Company’s shareholders at the 2014 Annual Meeting of Shareholders, as described in Proposal 3.

PUBLIC STORAGE

2007 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

AS AMENDED

EFFECTIVE AS OF MAY 1, 2014

1.		PURPOSE		A-1

2.		DEFINITIONS		A-1

3.		ADMINISTRATION OF THE PLAN		A-4

	3.1		Board	A-4

	3.2		Committee	A-4

	3.3		Terms of Awards	A-5

	3.4		Deferral Arrangement	A-5

	3.5		No Liability	A-5

	3.6		Share Issuance/Book-Entry	A-6

4.		STOCK SUBJECT TO THE PLAN		A-6

5.		EFFECTIVE DATE, DURATION AND AMENDMENTS		A-6

	5.1		Effective Date	A-6

	5.2		Term	A-6

	5.3		Amendment and Termination of the Plan	A-6

6.		AWARD ELIGIBILITY AND LIMITATIONS		A-6

	6.1		Service Providers and Other Persons	A-6

	6.2		Successive Awards and Substitute Awards	A-7

	6.3		Limitation on Shares of Stock Subject to Awards and Cash Awards	A-7

7.		AWARD AGREEMENT		A-7

8.		TERMS AND CONDITIONS OF OPTIONS		A-7

	8.1		Option Price	A-7

	8.2		Vesting	A-7

	8.3		Term	A-8

	8.4		Termination of Service	A-8

		8.4.1	Termination of Service	A-8

		8.4.2	Rights in the Event of Death	A-8

A-i

		8.4.3	Rights in the Event of Disability	A-8

	8.5		Limitations on Exercise of Option	A-8

	8.6		Method of Exercise	A-8

	8.7		Rights of Holders of Options	A-9

	8.8		Delivery of Stock Certificates	A-9

	8.9		Transferability of Options	A-9

	8.10		Family Transfers	A-9

	8.11		Limitations on Incentive Stock Options	A-9

9.		TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS		A-9

	9.1		Right to Payment and Grant Price	A-9

	9.2		Other Terms	A-10

	9.3		Term	A-10

10.		TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS		A-10

	10.1		Grant of Restricted Stock or Stock Units	A-10

	10.2		Restrictions	A-10

	10.3		Restricted Stock Certificates	A-10

	10.4		Rights of Holders of Restricted Stock	A-11

	10.5		Rights of Holders of Stock Units	A-11

		10.5.1	Voting and Dividend Rights	A-11

		10.5.2	Creditor’s Rights	A-11

	10.6		Termination of Service	A-11

		10.6.1	Termination of Service	A-11

		10.6.2	Rights in the Event of Death	A-11

		10.6.3	Rights in the Event of Disability	A-11

	10.7		Purchase of Restricted Stock	A-12

	10.8		Delivery of Stock	A-12

	10.9		Right of Repurchase	A-12

11.		TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS		A-12

A-ii

12.		FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		A-12

	12.1		General Rule	A-12

	12.2		Surrender of Stock	A-12

	12.3		Cashless Exercise	A-12

	12.4		Other Forms of Payment	A-13

13.		TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		A-13

	13.1		Dividend Equivalent Rights	A-13

	13.2		Termination of Service	A-13

14.		TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS		A-13

	14.1		Performance Conditions	A-13

	14.2		Performance or Annual Incentive Awards Granted to Designated Covered Employees	A-13

		14.2.1	Performance Goals Generally	A-13

		14.2.2	Business Criteria	A-14

		14.2.3	Timing For Establishing Performance Goals	A-14

		14.2.4	Settlement of Performance or Annual Incentive Awards; Other Terms	A-14

	14.3		Written Determinations	A-14

	14.4		Status of Section 14.2 Awards Under Code Section 162(m)	A-14

15.		PARACHUTE LIMITATIONS		A-15

16.		REQUIREMENTS OF LAW		A-15

	16.1		General	A-15

	16.2		Rule 16b-3	A-16

17.		EFFECT OF CHANGES IN CAPITALIZATION		A-16

	17.1		Changes in Stock	A-16

	17.2		Reorganization in Which the Company Is the Surviving Entity and in Which No Change in
	Control Occurs			A-16

	17.3		Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control	A-17

	17.4		Adjustments	A-17

	17.5		No Limitations on Company	A-18

A-iii

18.		GENERAL PROVISIONS	A-18

	18.1	Disclaimer of Rights	A-18

	18.2	Nonexclusivity of the Plan	A-18

	18.3	Withholding Taxes	A-18

	18.4	Captions	A-19

	18.5	Other Provisions	A-19

	18.6	Number and Gender	A-19

	18.7	Severability	A-19

	18.8	Governing Law	A-19

	18.9	Section 409A of the Code	A-19

A-iv

PUBLIC STORAGE

2007 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

AS AMENDED

EFFECTIVE AS OF MAY 1, 2014

Public Storage, a Maryland real estate investment trust (the “Company”), sets forth herein the terms of its 2007 Equity and Performance-Based Incentive Compensation Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Change of Control” shall be deemed to occur upon (i) the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, (iii) a merger in which the Company is the surviving corporation but after which the Company’s stockholders immediately prior to such merger cease to own their shares or other equity interest in the Company, (iv) the acquisition, sale or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction, or (v) any other transaction that the Board specifies constitutes a change of control, in its sole discretion.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.11 “Company” means Public Storage, a Maryland real estate investment trust.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means February 26, 2007, the date the Plan was approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28 “Plan” means this Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan.

2.29 “Prior Plans” means the Company’s 2001 Stock Option and Incentive Plan and the 2001 Non-Executive/Non-Director Stock Option and Incentive Plan.

2.30 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.31 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37 “Stock” means the common stock, par value $.10 per share, of the Company.

2.38 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be five million seven hundred fifty thousand (5,750,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to SARs.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, (i) all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date, and (ii) no further awards will be made under the Prior Plans. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year; and

(ii) the maximum value that can be granted to any person eligible for an Award under Section 6, other than Options or SARs, is fifteen million dollars ($15,000,000) per calendar year in the aggregate for all such Awards.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, provided that no Option, other than Options granted to persons who are not entitled to overtime under applicable state or federal laws, will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service.

8.4.1. Termination of Service.

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service, other than in case the case of death or disability, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of the terms thereof, shall terminate immediately, and any Option or portion thereof that has vested in accordance with the terms thereof but has not been exercised shall terminate at the close of business on the thirtieth day following the termination of the Grantee’s Service (or such longer period as the Committee, in its discretion may determine prior to the expiration of such thirty-day period), subject to earlier termination of the Option as provided in Section 8.3 above. Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof.

8.4.2. Rights in the Event of Death.

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s death, all Options granted to such Grantee shall fully vest on the date of death, and the executors, administrators, legatees or distributees of the Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period) and prior to the expiration of the Option pursuant to Section 8.3 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.4.3. Rights in the Event of Disability.

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s Disability, all Options granted to such Grantee shall continue to vest in accordance with the terms of the applicable Award Agreement, and shall be exercisable to the extent they are vested, for a period of one year after such termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 8.3 above.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable

Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company other than the right to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

10.6.1. Termination of Service.

Upon the termination of the Grantee’s Service, other than in case the case of death or disability, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.6.2. Rights in the Event of Death.

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s death, all Restricted Stock and Stock Units granted to such Grantee shall fully vet on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

10.6.3. Rights in the Event of Disability.

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s Disability, all Restricted Stock and Stock Units granted to such Grantee shall continue to vest in accordance with the terms of the applicable Award Agreement for a period of one year after such termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Restricted Stock and Stock Units in accordance with the terms of the applicable Award Agreement.

10.7. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

10.9. Right of Repurchase.

If an award of Restricted Stock is granted subject to a right of repurchase, the Company will have the right, during the seven (7) months after the termination of the Grantee’s Service to repurchase any or all of the shares of Restricted Stock that were unvested as of the date of the termination of the Grantee’s Service at a purchase price to be determined by the Committee.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2. Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the stock price or total shareholder return, earnings per share and return on equity criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) changes in funds from operation (FFO); (ii) changes in funds available for distribution (FAD); (iii) same store revenue growth; (iv) changes in intrinsic business value; (v) stock price or total shareholder return; (vi) implementation or completion of critical or strategic projects, acquisitions or processes; (vii) return on invested capital; (viii) divestiture, joint venture or development activity; (ix) geographic business expansion, customer satisfaction, employee satisfaction, human resources management, legal matters or information technology; and (x) any combination of any of the foregoing. These business criteria need not be based on an increase or positive result under the business criteria selected.

14.2.3. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity and in Which No Change in Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Change of Control:

(i) all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Stock Units shall be deemed to have lapsed immediately prior to the occurrence of such Change of Control, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Change of Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided, or (B) a majority of the full Board determine that such Change of Control shall not trigger application of the provisions of this Section 17.3.

17.4. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change of Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

PROXY/INSTRUCTION CARD (COMMON SHARES)

PUBLIC STORAGE

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees

The undersigned, a record holder of common shares of beneficial interest (“Common Shares”) of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Steven M. Glick or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on March 6, 2014, at the Annual Meeting of Shareholders to be held on May 1, 2014 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned’s account in the 401(k) Plan on March 6, 2014, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

401(k) Plan Participants—The undersigned, if a participant in the 401(k) Plan, hereby directs Wells Fargo Bank, N.A., as Trustee for the 401(k) Plan, to vote all Common Shares allocated to my account as of March 6, 2014. I understand that I am to mail this confidential voting instruction card to Computershare, N.A. acting as tabulation agent, or vote by PHONE OR INTERNET, as described on the reverse side of this card, and that my instructions must be received by Computershare, N.A. no later than 7:00 a.m., Pacific Daylight Time, on April 29, 2014. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☐	Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO PROXY SERVICES C/O COMPUTERSHARE, INVESTOR SERVICES, P.O. BOX 43126, PROVIDENCE, RI 02940-5138.

The Board of Trustees recommends a vote FOR all the listed nominees and FOR Proposals 2, 3 and 4.

1.	Election of Trustees.

Nominees: Ronald L. Havner, Jr., Tamara Hughes Gustavson, Uri P. Harkham, B. Wayne Hughes, Jr., Avedick B. Poladian, Gary E. Pruitt, Ronald P. Spogli and Daniel C. Staton

☐	FOR ALL NOMINEES	☐	AGAINST ALL NOMINEES	☐	ABSTAIN

☐
For all nominees except as noted above

2.	Ratification of appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of amendments to the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Advisory vote to approve executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT LEFT ☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 11, 2014.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:	Signature:	Date: